                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") is entered into as of the 31st day of May, 1994 between NET 2 L.P., a Delaware limited partnership ("Borrower"), and NATIONS FINANCIAL CAPITAL CORPORATION, a Delaware corporation ("Lender").

                                 R E C I T A L S

         A. The Premises. Borrower is the owner of the following properties described as follows:

                  (1) EARTH CITY, MISSOURI. A 9.8 acre parcel of land in Earth City, Missouri legally described on Exhibit A-1 hereto (the "Earth City Land") and the office and warehouse facility located thereon (the "Earth City Building"). The Earth City Building contains 157,000 square feet of space, and parking for 83 cars.

                  The Earth City Building and all other ancillary or related buildings, structures and improvements referred to above are collectively referred to herein as the "Earth City Improvements". The Earth City Land and Earth City Improvements, together with all fixtures, fittings, appliances, apparatus, inventory, supplies, provisions, machinery, furnishings, equipment, furniture or other personal property and any replacements or substitutes now or at any time hereafter located on or used in any way in connection with the operation of the Earth City Land or Earth City Improvements excluding personal property owned by tenants and personal property leased by Borrower in accordance with the provisions of this Agreement (the "Earth City Personal Property"), are hereinafter sometimes collectively referred to herein as the "Earth City Premises".

                  (2) HIGHLAND HEIGHTS, OHIO. A 5.2263 acre parcel of land in Highland Heights, Ohio legally described on Exhibit A-2 hereto (the "Highland Land") and the office and warehouse facility located thereon (the "Highland Building"). The Highland Building contains 106,497 square feet of space, and parking for 154 cars.

                  The Highland Building and all other ancillary or related buildings, structures and improvements referred to above are collectively referred to herein as the "Highland Improvements". The Highland Land and Highland Improvements, together with all fixtures, fittings, appliances, apparatus, inventory, supplies, provisions, machinery, furnishings,


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         equipment, furniture or other personal property and any replacements or substitutes now or at any time hereafter located on or used in any way in connection with the operation of the Highland Land or Highland Improvements excluding personal property owned by tenants and personal property leased by Borrower in accordance with the provisions of this Agreement (the "Highland Personal Property"), are hereinafter sometimes collectively referred to herein as the "Highland Premises".

                  (3) TEMPE, ARIZONA. A 2.8105 acre parcel of land in Tempe, Arizona legally described on Exhibit A-3 hereto (the "Tempe Land") and the office and warehouse facility located thereon (the "Tempe Building"). The Tempe Building contains 34,606 square feet of space, and parking for 88 cars.

                  The Tempe Building and all other ancillary or related buildings, structures and improvements referred to above are collectively referred to herein as the "Tempe Improvements". The Tempe Land and Tempe Improvements, together with all fixtures, fittings, appliances, apparatus, inventory, supplies, provisions, machinery, furnishings, equipment, furniture or other personal property and any replacements or substitutes now or at any time hereafter located on or used in any way in connection with the operation of the Tempe Land or Tempe Improvements excluding personal property owned by tenants and personal property leased by Borrower in accordance with the provisions of this Agreement (the "Tempe Personal Property"), are hereinafter sometimes collectively referred to herein as the "Tempe Premises".

                  (4) SEATTLE, WASHINGTON. A 40,351 square foot condominium unit in Seattle, Washington legally described on Exhibit A-4 hereto (the "Seattle Land") and the improvements located thereon (the "Seattle Unit"). The Seattle Unit contains 71,627 square feet of space which is used for office and as a commercial art school. Borrower also is the owner of the right to lease 81 parking spaces pursuant to a lease agreement dated December 21, 1989 between The Port of Seattle and Pier 66 Office Associates Limited Partnership, which was assigned to Borrower pursuant to a Parking Agreement dated December 21, 1989 by and between the Port of Seattle and Pier 66 Office Associates Limited Partnership (the "Seattle Parking Agreement").

                  The Seattle Unit and all other ancillary or related buildings, structures and improvements referred to above are collectively referred to herein as the "Seattle Improvements". The Seattle Unit and Seattle Improvements, together with the Seattle Parking Agreement and all fixtures, fittings, appliances, apparatus, inventory, supplies, provisions, machinery, furnishings, equipment, furniture or other personal property and any replacements or substitutes now or at any time hereafter located on or used in any way in connection with the operation of the Seattle


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         Unit or Seattle Improvements excluding personal property owned by tenants and personal property leased by Borrower in accordance with the provisions of this Agreement (the "Seattle Personal Property"), are hereinafter sometimes collectively referred to herein as the "Seattle Premises".

                  (5) COLUMBUS, OHIO. A 10.125 acre parcel of land in Columbus, Ohio legally described on Exhibit A-5 hereto (the "Columbus Land") and the industrial building located thereon (the "Columbus Building"). The Columbus Building contains 20,000 square feet of space, and parking for 26 cars.

                  The Columbus Building and all other ancillary or related buildings, structures and improvements referred to above are collectively referred to herein as the "Columbus Improvements". The Columbus Land and Columbus Improvements, together with all fixtures, fittings, appliances, apparatus, inventory, supplies, provisions, machinery, furnishings, equipment, furniture or other personal property and any replacements or substitutes now or at any time hereafter located on or used in any way in connection with the operation of the Columbus Land or Columbus Improvements excluding personal property owned by tenants and personal property leased by Borrower in accordance with the provisions of this Agreement (the "Columbus Personal Property"), are hereinafter sometimes collectively referred to herein as the "Columbus Premises".

                  (6) TUCSON, ARIZONA. A 4.8575 acre parcel of land in Tucson, Arizona legally described on Exhibit A-6 hereto (the "Tucson Land") and the office building located thereon (the "Tucson Building"). The Tucson Building contains 30,480 square feet of space, and parking 216 cars.

                  The Tucson Building and all other ancillary or related buildings, structures and improvements referred to above are collectively referred to herein as the "Tucson Improvements". The Tucson Land and Tucson Improvements, together with all fixtures, fittings, appliances, apparatus, inventory, supplies, provisions, machinery, furnishings, equipment, furniture or other personal property and any replacements or substitutes now or at any time hereafter located on or used in any way in connection with the operation of the Tucson Land or Tucson Improvements excluding personal property owned by tenants and personal property leased by Borrower in accordance with the provisions of this Agreement (the "Tucson Personal Property"), are hereinafter sometimes collectively referred to herein as the "Tucson Premises".

                  (7) TEXAS CONVENIENCE STORES. Fifteen (15) parcels of land in Texas legally described on Exhibit A-7 hereto (the "Texas Land") and the convenience stores and gas stations located thereon (the "Texas Buildings").



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                  The Texas Buildings and all other ancillary or related
         buildings, structures and improvements referred to above are collectively referred to herein as the "Texas Improvements". The Texas Land and Texas Improvements, together with all fixtures, fittings, appliances, apparatus, inventory, supplies, provisions, machinery, furnishings, equipment, furniture or other personal property and any replacements or substitutes now or at any time hereafter located on or used in any way in connection with the operation of the Texas Land or Texas Improvements excluding personal property owned by tenants and personal property leased by Borrower in accordance with the provisions of this Agreement (the "Texas Personal Property"), are hereinafter sometimes individually as a "Texas Premises" or collectively referred to herein as the "Texas Premises".

                  (7) MICHIGAN CONVENIENCE STORES. Thirteen (13) parcels of land in Michigan legally described on Exhibit A-8 hereto (the "Michigan Land") and the convenience stores and gas stations located thereon (the "Michigan Buildings").

                  The Michigan Buildings and all other ancillary or related buildings, structures and improvements referred to above are collectively referred to herein as the "Michigan Improvements". The Michigan Land and Michigan Improvements, together with all fixtures, fittings, appliances, apparatus, inventory, supplies, provisions, machinery, furnishings, equipment, furniture or other personal property and any replacements or substitutes now or at any time hereafter located on or used in any way in connection with the operation of the Michigan Land or Michigan Improvements excluding personal property owned by tenants and personal property leased by Borrower in accordance with the provisions of this Agreement (the "Michigan Personal Property"), are hereinafter sometimes individually as a "Michigan Premises" or collectively referred to herein as the "Michigan Premises".

         The various parcels of Land described above are sometimes collectively referred to herein as the "Land". The various Buildings and the Seattle Unit are sometimes collectively referred to as the "Buildings". The various Improvements described above are sometimes collectively referred to herein as the "Improvements". The various Personal Property described above is sometimes collectively referred to herein as the "Personal Property". The various Premises described above are sometimes collectively referred to herein as the "Premises".

         Borrower also owns a 13.67 acres parcel located in Beaverton, Oregon and the building located thereon (the "Beaverton Premises").

         Borrower anticipates acquiring additional parcels and improvements thereon in accordance with the terms and conditions of this Agreement. Said parcels and improvements will be

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included in the terms "Land", "Buildings", "Improvements", "Personal Property"
and "Premises" for all purposes of this Agreement from and after the date of Borrower's execution of Loan Documents encumbering same.

         B. The Loan. Borrower desires to borrow from Lender an amount (the "Loan") up to $12,000,000.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, conditions and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                    BORROWERS REPRESENTATIONS AND WARRANTIES

         1.1 As a material inducement to Lender's entering into this Agreement, Borrower hereby represents and warrants to Lender as follows:

         A. Accuracy of Recitals. Each of the foregoing recitals is true and correct.

         B. Existence of Borrower. Borrower is a limited partnership, duly formed, validly existing and in good standing under the laws of the States of Delaware, Texas, Michigan, Washington, Arizona, Ohio and Missouri. The sole general partner of Borrower is Lepercq Net 2 L.P., a Delaware limited partnership ("General Partner"). The sole general partner of General Partner is Lepercq Net 2 Inc., a Delaware corporation ("Corporate General Partner"). The General Partner is a limited partnership, duly formed, validly existing and in good standing under the laws of the State of Delaware. Corporate General Partner is a corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware. General Partner owns directly or indirectly 2% of the equity interests in Borrower, and all of such interests are owned free and clear of all liens, claims and rights of others. Corporate General Partner owns directly or indirectly 1% of the equity interests in General Partner, and all of such interests are owned free and clear of all liens, claims and rights of others.

         C. Authority. Borrower has full right, power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the "Loan Documents" (hereinafter defined) and any other documents and instruments to be executed and delivered by Borrower pursuant to this Agreement. This Agreement constitutes, and the Loan Documents and any other documents and instruments to be executed and delivered pursuant to or in connection with this Agreement, when executed and delivered pursuant hereto will constitute, the duly authorized, valid and legally binding obligations of the party or parties executing the same.

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         D. No Default; No Notice or Consent. Borrower is not in default under any contract, agreement or commitment to which it is a party or by which it or any of its property is bound. The execution and delivery of this Agreement and the Loan Documents and any other documents or instruments to be executed and delivered by Borrower pursuant hereto, the consummation of the transactions herein or therein contemplated and compliance with the terms and provisions hereof or thereof, will not (i) violate any existing provisions of any zoning, building, fire, health, environmental protection, land use, life safety, handicapped persons, disability, liquor or other laws, statutes, codes, ordinances, rules or regulations, including the Americans with Disabilities Act and the Occupational Safety and Health Act (collectively, "Applicable Laws") or any existing applicable order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, or (ii) conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, instrument, document, agreement, or contract of any kind to which Borrower is a party or by which it or any of its property may be bound, or (iii) require any notice to or consent of any person or entity pursuant to any law, regulation or agreement.

         E. No Litigation. There are no petitions, actions, moratoria, suits, or proceedings pending or, to Borrower's knowledge, threatened against or affecting Borrower, General Partner, Corporate General Partner or, to the best of Borrower's knowledge based diligent investigation, any of the Premises, before any court or any governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind (including any actions or petitions to alter or declare invalid any laws, ordinances, rules, regulations, permits, certificates, restrictions or agreements authorizing or relating to the Premises) which might adversely affect the performance by Borrower of its obligations pursuant to and as contemplated by the terms and provisions of this Agreement or the use or operation of the Premises for the uses for which they are currently operated.

         F. Compliance with Laws. The use of the Premises for the uses for which they are currently operated does not violate (i) to the best of Borrower's knowledge based on diligent inquiry, any Applicable Law, (ii) to the best of Borrower's knowledge based on diligent inquiry, any building or operating permit or license issued with respect to any of the Premises, including liquor licenses, or (iii) any condition, easement, right-of-way, covenant or restriction affecting the Premises. Each of the Premises is in compliance with all of the foregoing.

         G. Title. Borrower has good and indefeasible title in fee simple to the Premises and the Beaverton Premises, free and clear of all liens, claims, assessments, encumbrances and rights of others except the matters listed on Exhibit B hereto (the
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"Permitted Exceptions"). The Mortgages (hereinafter defined) and the Security
Agreements (hereinafter defined) will create a first and prior lien on the Premises, and Lender will have a perfected first and prior lien upon (1) all Personal Property, (2) all sources of income relating to Borrower and the Premises, (3) all permits and licenses relating to the Premises, and (4) any other tangible and intangible property of Borrower.

         H. Permits. To the best of Borrower's knowledge based on diligent inquiry, all necessary and required certificates of occupancy, licenses, permits and approvals for the use and occupancy of the Premises have been obtained from the appropriate governmental authorities to permit the operation of the Premises as herein contemplated from all sanitary, conservation, special benefit districts, zoning boards and other agencies having jurisdiction. All of such licenses, permits and approvals in Borrower's possession are listed on Exhibit C hereto. Borrower has furnished Lender with copies of all of such written permission, licenses, permits and approvals in its possession.

         I. Zoning. The Earth City Premises are duly and validly zoned M-3, Planned Industrial District" which permits the use thereof for industrial purposes, which zoning has been enacted without any conditions as to its effectiveness and is in full force and effect. The Highland Premises are duly and validly zoned "PMC, Park Commercial Light Manufacturing District" which permits the use thereof as a for industrial purposes, which zoning has been enacted without any conditions as to its effectiveness and is in full force and effect. The Tempe Premises are duly and validly zoned "I-2, Industrial District" which permits the use thereof as a warehouse with office, which zoning has been enacted without any conditions as to its effectiveness and is in full force and effect. The Seattle Unit is duly and validly zoned "DH2-Downtown Harbor Front" which permits the use thereof as an art school and office, which zoning has been enacted without any conditions as to its effectiveness and is in full force and effect. The Columbus Premises are duly and validly zoned "M-2, Manufacturing District" which permits the use thereof as a warehouse and office, which zoning has been enacted without any conditions as to its effectiveness and is in full force and effect. The Tucson Premises are duly and validly zoned "P-I, Park Industrial District," which permits the use thereof as for industrial uses, which zoning has been enacted without any conditions as to its effectiveness and is in full force and effect. The Texas Premises are duly and validly zoned to permit the use thereof as gas stations with convenience stores, which zoning has been enacted without any conditions as to its effectiveness and is in full force and effect. The Michigan Premises are duly and validly zoned to permit the use thereof as a gas stations, which zoning has been enacted without any conditions as to its effectiveness and is in full force and effect.

         In the event that all or any part of the Improvements are destroyed or damaged, the Improvements can under present
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Applicable Law, be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or other relief from local laws. Neither the zoning (including parking requirements) nor any other right to construct, use or operate any of the Premises is in any way dependent upon or related to any real estate other than the applicable Premises or Unit.

         J. Complete Disclosure. Neither this Agreement nor any document, financial statement, credit information, certificate or statement required herein or in any Loan Document to be furnished to Lender by or on behalf Borrower contains any untrue statement of a fact in any material respect or omits to state a fact necessary to make any statements made herein not misleading in any material respect.

         K. Usury. Neither the performance by Borrower of its obligations hereunder or under the Loan Documents or any other documents and instruments delivered pursuant hereto or in connection herewith nor the interest rate under the Note nor any other aspect of the transaction contemplated hereby shall cause the Loan to be usurious or illegal under applicable law.

         L. Agreements Affecting the Premises. There are no contracts or agreements (either oral or written) affecting the Premises entered into by Borrower or of which Borrower has knowledge, including leases, tenancies or other contracts or agreements relating to the maintenance, development or management thereof, except as otherwise specifically described in this Article I or Article II or as listed in Exhibit D hereto and except for contracts and agreements which may be cancelled on thirty (30) days notice or which do not have a term of more than a year. Borrower has heretofore furnished Lender with true and complete copies of all of such contracts or agreements.

         M. Brokerage Commissions. No brokerage fees or commissions are payable in connection with the Loan other than to John Vander Zwaag of The Binswanger Companies.

         N. Condemnation. Borrower has not received any notice from any governmental or quasi-governmental body or agency or from any person or entity with respect to (and Borrower does not know of) any actual or threatened taking of any of the Premises, or any portion thereof, for any public or quasi-public purpose by the exercise of the right of condemnation or eminent domain or of any moratorium which may affect operation of any of the Premises.

         O. Exempt Transaction. The Loan is an exempt transaction under the Truth-in-Lending Act.

         P. Access. Each parcel of the Land has access to and full utilization of completed public roads or valid and enforceable easements over private roads necessary for access to and full utilization of each of the Premises for its intended purposes.

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
         Q. Tax Division. A tax division has been effected with respect to each of the Premises so that it is taxed for ad valorem taxation without regard to or inclusion of any other property. A subdivision has been effected with respect to each of the Premises so that for all purposes each of the Premises may be mortgaged, conveyed and otherwise dealt with as a separate lot or parcel.

         R. Non-foreign Status of Borrower. Borrower is not a nonresident alien for purposes of U.S. income taxation and is not a foreign corporation, partnership, foreign trust or foreign estate (as said terms are defined in the Internal Revenue Code of 1986, as amended (the "Code") and Income Tax Regulations).

         S. ERISA. Borrower is not a party to any plan defined and regulated under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code. None of the assets of Borrower are "plan assets" as defined in 29 C.F.R. Section 2509.75-2 or Section 2510.3-101.

         T. Special Assessment Districts. None of the Premises is located in any special assessment district, special tax district or other special service district and is not subject to any special assessments, tax incremental financing or similar taxation.

         U. Leases. Borrower has furnished Lender with true and complete copies of the following:

         (1) Lease dated March 19, 1992 between Everest & Jennings, Inc. and Borrower relating to the Earth City Premises.

         (2) Lease dated February 27, 1989 between The Tranzonic Companies and Borrower relating to the Highland Premises.

         (3) Lease dated February 27, 1989 between The Tranzonic Companies and Borrower relating to the Tempe Premises.

         (4) Lease dated March 30, 1990 between Art Institute of Seattle, Inc. and Borrower relating to the Seattle Premises.

         (5) Lease dated February 29, 1990 between Ameritech Systems, Inc. and Ameritech Services, Inc. which was assigned to Borrower relating to the Columbus Premises.

         (6) Lease dated September 28, 1990 between Robin Cable Systems of Tucson and Borrower relating to the Tucson Premises.

         (7) Leases described on Exhibit G-1 relating to the Texas Premises.

         (8) Leases described on Exhibit G-2 relating to the Michigan Premises.

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         (9) The Agreement to Lease dated June 1, 1991 between Total Petroleum,
Inc. and Borrower (the "Agreement to Lease").

         (10) The Guaranty of Lease dated March 30, 1990 from EMC Holdings, Inc. to Borrower relating to the Lease described in clause (4) above (the "Lease Guaranty").

         The leases described in clauses (1) through (6) above are sometimes referred to herein as the "Major Leases", the leases described in clauses (7) and (8) above are sometimes referred to as the "Secondary Leases", and the Major Leases and the Secondary Leases, together with any leases that may be entered into by Borrower after the date hereof and under the provisions of section 3.1 P are included in the term "Leases" are sometimes collectively referred to as the "Leases".

         The Leases, the Agreement to Lease and the Lease Guaranty are all in full force and effect, free from default. Each of the Leases, (and, with respect to the Michigan Premises, the Agreement to Lease, and, with respect to the Seattle Premises, the Lease Guaranty) embodies the entire transaction between Borrower and the tenant under such Lease with respect to the applicable Premises. Borrower has performed all of its obligations and undertakings under the Leases and the Agreement to Lease as and when due under the terms thereof and, to the best of Borrower's knowledge, no tenant has any right of offset or counterclaim with respect thereto.

         V. Management Agreement. Borrower has furnished Lender with a true and complete copy of the Management Agreement dated January 10, 1989 between Borrower and Leased Properties Management, Inc. (the "Management Agreement") for general management of the assets and affairs of Borrower. The Management Agreement is in full force and effect, free from default.

         W. Financial Statements. The financial statements furnished by Borrower to Lender in connection with this Agreement are (a) true and correct in all material respects, (b) have been prepared in accordance with generally accepted accounting principles consistently applied, and (c) present fairly the financial condition of Borrower as of the respective dates thereof. No material adverse change has occurred in the financial condition of Borrower since the date of the most recent financial statement. Without limitation of the foregoing, all indebtedness of Borrower to any affiliate of Borrower is disclosed on said financial statements.

         1.2 Representations Remade. Borrower warrants and covenants that the foregoing representations and warranties are true on the date hereof and will be true on the date of the Initial Disbursement (hereinafter defined) of the Loan and all subsequent disbursements of the Loan or Future Acquisition Funds (hereinafter defined). All representations, warranties, covenants and agreements made herein or in any Loan Document or in any certificate or other document delivered to Lender by or on

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
behalf of Borrower pursuant to or in connection with this Agreement shall be deemed to have been relied upon by Lender, notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf (and Borrower hereby acknowledges such reliance by Lender in making the Loan). All such representations, warranties, covenants and agreements shall survive the making of each disbursement of the Loan and all Future Acquisition Funds and shall continue in full force and effect until such time as the Loan has been paid in full, Borrower has performed all of its obligations and agreements hereunder, and neither Lender nor any successor, assign or designee of Lender has any further interest, direct or indirect, in the Premises.

                                   ARTICLE II

                           GENERAL CONDITIONS OF LOAN

         2.1 Loan Documents. On or prior to the Initial Disbursement unless otherwise specified, Borrower shall execute and deliver or cause to be duly executed and delivered to Lender the following documents, all of which shall be in form and substance satisfactory to Lender (such documents, together with those documents described in Section 2.2 hereof, being herein sometimes collectively called the "Loan Documents"):

         A. Note. A promissory note (the "Note") in the amount of Twelve Million Dollars ($12,000,000.00), payable to the order of Lender on or before May 30, 1999 (the "Initial Maturity Date"), subject to four one-year extension options which may be exercised on the terms and conditions set forth below (any date to which the maturity date of the Note has been extended is referred to below as an "Extended Maturity Date"). The Note shall bear interest (based on the actual number of days elapsed in a 360 day year) at a rate per annum (the "Interest Rate") equal to the Base Rate (as defined in the Note) in effect on the first business day of each month, plus four hundred fifty (450) basis points.

         The interest rate will be adjusted on the first calendar day of each month and will be payable monthly in arrears on the first day of each calendar month, commencing with the first calendar month next succeeding the date of the Disbursement. Interest from and after maturity whether by acceleration or otherwise shall accrue at a rate (the "Default Rate") equal to the lesser of the "Maximum Rate" (as defined in the Note) and the rate of 5% per annum plus the Interest Rate from time to time in effect.

         In addition to interest, Borrower will make monthly principal payments calculated with reference to a 20-year amortization schedule, calculated based on a 9.5% interest rate commencing on the first day of the first month after the Initial Disbursement. In addition to the foregoing, during the period of any extension of the Loan, all Net Cash Flow (hereinafter defined) in any month will be paid to Lender as a mandatory


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prepayment of the Note. Such payments will be applied to the last maturing installments of the Note.

         Borrower shall have the right to extend the maturity date of the Note for four additional one (1) year terms upon satisfaction of all of the following conditions:

                  1. On or before a date not more than 90 and not less than 30 days prior the Initial Maturity Date or the applicable Extended Maturity Date, as the case may be, Borrower shall have notified Lender, in writing, of Borrower's desire to extend the Loan.

                  2. On the date of the request for the extension and on the Initial Maturity Date or applicable Extended Maturity Date, no Event of Default which is a Monetary Default (as defined below) shall have occurred during the two year period preceding the date of the request, no Event of Default which is not a Monetary Default shall have occurred which remains uncured, and no Default (as defined below) shall have occurred and be continuing. An Event of Default which is based on the failure to pay an amount due under this Agreement or any of the Loan Documents is referred to as a "Monetary Default".

                  3. On or before the Initial Maturity Date or applicable Extended Maturity Date Borrower shall have paid an extension fee in the amount 1% of the outstanding principal amount of the Loan for the first extension, 1.33% of the outstanding principal amount of the Loan for the second extension, 1.67% of the outstanding principal amount of the Loan for the third extension, and 2% of the outstanding principal amount of the Loan for the fourth extension. Such fees will be calculated as of the date Borrower notifies Lender of its intent to extend the Loan, will fully earned as of said date and will be nonrefundable.

         Borrower will not have the right to prepay the Note except at the times and on the terms set forth in the Note.

         B. Mortgages. A mortgage on each of the Premises (collectively, the "Mortgages"), securing the Note and all of the Borrower's obligations hereunder and under the Loan Documents (collectively, "Borrower's Obligations"), which Mortgages shall be a first lien on each of the Premises, subject only to the applicable Permitted Exceptions. Borrower shall provide Lender with evidence that all recording fees, taxes and charges due in connection with recording of the Mortgages have been paid. Notwithstanding the foregoing, Borrower will not be required to encumber the Nacogdoches Road, San Antonio, Texas Premises. All Mortgages delivered to Lender in connection with Future Acquisitions (hereinafter defined) will be included in the term "Mortgages".

         C. Security Interest. Security agreements (collectively with all security agreements in connection with Future Acquisitions, the "Security Agreements") and such other instruments and documents executed by Borrower as may be necessary to create in favor of Lender a perfected first and prior lien securing Borrower's Obligations upon (1) all Personal Property, (2) all sources of income relating to Borrower and each of the Premises, including rental income, (3) all permits and licenses relating to the Premises, and (4) any other tangible and intangible property of Borrower.

         D. Certificate of Non-foreign Status. A certification as to non-foreign status executed by Borrower.

         E. Assignments of Rents. Assignments of Rents (collectively with all assignments of rents in connection with Future Acquisitions, "Assignments") executed by Borrower.

         F. Subordination, Non-disturbance and Attornment Agreements. Subordination, non-disturbance and attornment agreements executed by each tenant of a Premises.

         G. Subordination of Management Agreement. An agreement executed by Borrower an consented to by Manager whereby the Management Agreement is subordinated to the Loan and Manager agrees that the Management Agreement may be terminated by Lender upon occurrence of an Event of Default. Such other agreements from the Manager as Lender may request.

         H. Certification. A Certificate executed by Borrower pursuant to which Borrower represents and warrants that all representations and warranties set forth herein are true and correct on the date of the Initial Disbursement.

         I. General Partner's Agreement. An agreement (the "General Partner's Agreement") executed by General Partner whereby it guaranties payment of the amounts under Sections 3.11, 6.5, 8.1, 8.9, 8.10, 8.20 and 8.24 of this
Agreement.

         J. Assignment of Environmental Indemnities. Assignments of all environmental indemnities executed by tenants so that such indemnities run in favor of Lender.

         K. Assignment of Letter of Credit. An assignment of the letter of credit in the approximate amount of $450,000 provided by the tenant of the Tempe Premises to Lender, together with evidence that the issuing bank has amended the letter of credit to provide for such transfer.

         L. Guaranty of Seattle Premises. An assignment of the guaranty of the lease on the Seattle Premises.

         M. Other Documents. Such other documents or instruments as Lender may reasonably require.

         2.2 Additional Requirements. In addition to the documents described in
2.1 above, prior to the Initial Disbursement/ Borrower shall deliver or cause to be delivered to Lender each of the following, all of which shall be in form and substance satisfactory to Lender:

         A. Title Policy. Upon recording of the Mortgages, mortgagee's policies of ALTA 1970 title insurance (the "Title Policy") issued by Lawyers Title Insurance Company (the "Title Company") each in a face amount satisfactory to Lender, guaranteeing, as of the date of the Initial Disbursement, each of the Mortgages to be a valid and perfected first and prior lien on the Premises (including any easements appurtenant thereto) subject only to the Permitted Exceptions. The Title Policy shall contain such endorsements as Lender may require, including, without limitation, comprehensive zoning, comprehensive endorsement 100, access, survey, a tie-in endorsement and elimination of the creditors rights exception.

         B. Survey. A current survey of each of the Earth City, Highland Heights, Tempe, Seattle, Columbus and Tucson Premises (the "Major Premises") certified to Lender and the Title Company by a surveyor registered in the States where the Premises are located and containing the minimum detail for land surveys as most recently adopted by the American Land Title Association and American Congress on surveying and Mapping in 1988 (Class A) and showing no state of facts or conditions objectionable to Lender. Said survey shall indicate that (1) adequate ingress and egress to the Premises is available over public streets, rights of way or perpetual easements, and (2) the Land is not in a flood plain or flood hazard area designated by the Secretary of Housing and Urban Development or any other governmental or quasi-governmental authority having jurisdiction over the Land except as noted thereon. Evidence that the Land is not in any "wet land" as designated by the Army Corps of Engineers or any other governmental or quasi-governmental authority having jurisdiction over the Land. Borrower will furnish Lender a survey for the Tempe Premises meeting the foregoing requirements prior to July 15, 1994, together with an endorsement to the title policy for the Tempe Premises reflecting said survey.

         C. Opinion. A favorable opinion or opinions of counsel of Borrower and General Partner dated the date of the Initial Disbursement, and relating to such matters with respect to this Agreement and the Loan Documents and the transaction contemplated hereby (including usury) as Lender may reasonably request.

         D. Insurance. A policy or policies of insurance as set forth on Exhibit
E. Prior to August 1, 1994, a policy of rent loss insurance meeting the requirements set forth in Exhibit E for a period of not less than one year which will replace the interim policy of rent loss insurance furnished to Lender at closing. Prior to July 1, 1994, Borrower will furnish revised insurance certificates deleting the "endeavor to" language in the insurance certificates furnished at closing. Until Borrower has complied with the foregoing sentence, no Future Acquisition Funds will be disbursed, and failure to comply with the foregoing sentence by July 1, 1994 will constitute an Event of Default.

         E. UCC Searches. Uniform Commercial Code, judgment and tax lien searches made in the States where the Premises are located after the date hereof, on Borrower and General Partner showing no filings other than those made hereunder or those acceptable to Lender and no other matters objectionable to Lender.

         F. Authorization Documents. (i) For Borrower and General Partner, a certified copy of the agreement of limited partnership of Borrower and General Partner, a certificate of good standing for the state of Delaware and each state where a Premises is located and a certified copy of the certificate of limited partnership, and (ii) for Corporate General Partner, certified resolutions, a certificate of incumbency with specimen signatures, a certified copy of the Articles of Incorporation, a certified copy of the by-laws, a current certificate of good standing for the State of Delaware.

         G. Environmental Assessment. An environmental assessment prepared by an environmental consultant satisfactory to Lender showing no matters unsatisfactory to Lender, and a letter from the consultant who prepared the environmental assessment stating that Lender is authorized to rely on the assessment. Evidence of insurance maintained by the Environmental Consultant.

         H. Flood Plain Notice. If any portion of the Premises is in a flood plain, Borrower's executed receipt of the Flood Plain Notice delivered by Lender to Borrower.

         I. Certificates of Occupancy. A copy of the certificate of occupancy issued with respect to each of the Premises.

         J. Zoning. Evidence satisfactory to Lender as to the zoning of each the Premises and that each of the Premises are in compliance therewith.

         K. Lender's Inspection. A satisfactory inspection report of the Premises prepared by an engineer or other consultant satisfactory to Lender ("Lender's Inspector").

         L. Estoppel Certificates. Estoppel certificates executed by Tenants showing no matters unsatisfactory to Lender.

         M. Equifax Report. A favorable Equifax report on Borrower and General Partner.

         N. Financial Statements. Current audited financial statements of Borrower and income tax returns for General Partner and Corporate Partner.

         O. Permits and Licenses. Copies of all permits and licenses that are necessary in connection with the operation of each of the Major Premises in Borrower's possession.

         P. Compliance with Laws. Evidence satisfactory to Lender that the Premises has obtained and is in compliance with all Applicable Laws.

         Q. Recording and Documentary Taxes. Evidence that Borrower has paid all mortgage and recording fees and charges.

         R. Appraisals. An appraisal of each of the Premises (other than the Texas and Michigan Premises) ordered by Lender and satisfactory to Lender in all respects.

         S. Adverse Change. There shall be no material adverse change in the financial condition or prospects of Borrower or General Partner from such condition as it existed on the date of the latest financial statements provided to Lender.

         T. Certified Copies of Leases. Certified copies of the Leases.

         U. Other Items. Such other documents and instruments as Lender may reasonably require.

         2.3 Disbursements from Future Acquisition Fund. As a condition to Lender's obligation to make disbursement of a portion of the Future Acquisition Fund, Borrower must furnish the following to Lender, all of which must be in form and substance satisfactory to Lender.

         A. Underwriting materials. A copy of Borrower's purchase contract, a copy of all leases (and any proposed leases), copies of any market studies, financial information, engineering structural studies furnished to, performed by or obtained by Borrower in connection with its due diligence review of the proposed Future Acquisition.

         B. Environmental Report. A current environmental report of the Proposed Acquisition, certified to Lender and showing no matters unsatisfactory to Lender.

         C. Title and Survey. A copy of a current title report and survey for the Proposed Acquisition.

         D. Representations and Warranties. Borrower shall have delivered to Lender a representation and warranty certificate in the form of Exhibit H completed by Borrower with respect to such Future Acquisition.

         E. Appraisal. If Lender, in its sole and absolute discretion elects, an appraisal of the Future Acquisition.

         If Lender, in its sole and absolute discretion, decides to encumber a Future Acquisition, Borrower will furnish to Lender, as a condition of the making of a disbursement of Future Acquisition Funds, all of the documents and instruments listed in Sections 2.1B, C, E, F, H and L with respect to such Future Acquisition, and all of the submissions and showings listed in Sections
2.2 A, B, C, D, E, F, G, H, I, J, L, 0, P, Q, T and U with respect to such Future Acquisition, all of which shall be in form and substance satisfactory to Lender.

                                   ARTICLE III

                      COVENANTS, CONDITIONS AND AGREEMENTS

         3.1 Borrower hereby covenants and agrees with Lender as follows:

         A. Inspections. Borrower will permit, and will cooperate with Lender in arranging for, inspections from time to time of the Premises and Borrower's books and records by Lender's Inspector and by any other representatives of Lender. In the event that Lender's Inspector or other representatives furnish Lender with reports covering such inspections Lender may, but is not under any obligation whatsoever to, furnish Borrower with copies of any of said reports. Borrower acknowledges and agrees that (i) all of such inspections and reports shall be made for the sole benefit of Lender, and not for the benefit of Borrower or any third party, and neither Lender nor Lender's Inspector or any of its representatives, agents or contractors assume any responsibility or liability (except to Lender) by reason of such inspections, reports or the furnishing of any of such reports to Borrower, (ii) Borrower will not rely upon any of such inspections or reports for any purpose whatsoever, and (iii) such inspections and the furnishing of any of such reports to Borrower will not constitute a waiver of any of the provisions of this Agreement or any of the obligations of Borrower hereunder. Borrower further acknowledges and agrees that neither Lender nor Lender's Inspector, representatives, agents or contractors shall be deemed to be in any way responsible for any matters related to design or construction of the Improvements.

         B. Taxes. Borrower will pay, or cause to be paid, all taxes, assessments, and other similar charges which are assessed, levied, confirmed, imposed, or which become a lien upon or against the Premises or any portion thereof or which become payable with respect thereto or with respect to the occupancy, use or possession of the Premises before the same become delinquent, and will promptly deliver to Lender a receipt evidencing payment or such evidence of payment that the tenant under the applicable Lease is required to deliver under the applicable Lease.

         C. No Liens. The Premises shall be kept free and clear of all liens and encumbrances (unless the same are bonded or insured over by the Title Company in a manner satisfactory to Lender) of every nature or description (whether for taxes or assessments, or charges for labor, materials, supplies or services or any other thing) other than the Permitted Exceptions. Without limitation of the foregoing, Borrower will not cause or permit any instrument or document affecting the Premises to be recorded without Lender's prior written consent thereto and no tract map, parcel map, condominium plan, condominium declaration, or plat of subdivision will be recorded with respect to the Land without Lender's prior written approval thereof, such approval not to be unreasonably withheld.

         D. Condition of Premises. Borrower will keep and maintain the Premises in good order, condition and repair, ordinary wear and tear and damage by fire or other casualty excepted, and will make, as and when the same shall become necessary, all structural and non-structural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen, repairs and maintenance necessary or appropriate. Borrower will suffer or commit no waste to the Premises or any portion thereof. Borrower will, at its expense, promptly repair, restore, replace or rebuild any part of the Premises which may be damaged or destroyed by any casualty or as the result of any taking under the power of eminent domain to the extent permitted given the size, scope and extent of the taking. Borrower shall cause all repairs, maintenance, rebuilding, replacement or restoration to be (in the opinion of Lender) of equivalent quality. Except as provided in this Agreement, subject to the provisions of the Leases, Borrower will not cause, suffer or permit the construction of any buildings, structures, or improvements on the Premises without the prior written consent of Lender to the proposed construction as well as to the plans and specifications relating thereto. None of the buildings, structures, or improvements erected or located on the Premises shall be removed, demolished or substantially or structurally altered in any material respect without the prior written consent of Lender.

         E. Personal Property. All of the Personal Property will be owned by Borrower in Borrower's name, and will be kept free and clear of all chattel mortgages, conditional vendor's liens, purchase money financing liens, and all liens, encumbrances and security interests whatsoever except those arising pursuant to the provisions of this Agreement.

         F. Compliance. Borrower will comply or cause compliance with all (i) Applicable Laws, (ii) building or operating, permit or license issued with respect to the Premises, or (iii) condition, easement, right-of-way, covenant or restriction affecting the Premises.

         G. Performance of Agreements. Borrower will duly and punctually perform, observe and comply with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with hereunder and under (i) the Loan Documents, (ii) the Permitted Exceptions, (iii) the

Leases, (iv) the Management Agreement, and (v) any other documents, instruments and agreements delivered by Borrower in connection herewith or pursuant hereto, and will not suffer or permit any default or event of default to exist under any of the foregoing. Borrower will not amend, modify or terminate any document or instrument included in clauses (ii) through (v) above without Lender's prior written consent.

         H. Access. Borrower will allow Lender, its representatives or agents, at any time during normal business hours, access to the records and books of account, including any supporting or related vouchers or papers, kept by or on behalf of Borrower, its representatives or agents, in connection with the Premises, such access to include the right to make extracts or copies thereof and to audit such books and records.

         I. Lender's Expenses. Borrower agrees to pay, on demand by Lender, all actual expenses, charges, costs and fees incurred in connection with the documentation, disbursement and administration of the Loan including the evaluation and funding of Future Acquisitions pursuant to Section 4.3B of this Agreement (collectively, "Lender's Expenses"), Lender's Expenses shall include all registration and recording fees, insurance consultant fees, environmental consultant fees, costs of market studies, costs of audits, credit reports, appraisals, engineering reports, fees and disbursements of all counsel (both local and special) for Lender, travel costs, escrow fees, cost of surveys, fees and costs of Lender's Inspector.

         J. Commitment Fee. Borrower has paid Lender a commitment fee in the amount of $180,000 (the "Commitment Fee") which Commitment Fee is deemed fully earned upon execution of this Agreement and non-refundable. If the Loan fails to close by April 29, 1994 due to Borrower's failure to satisfy all conditions to funding hereunder, Lender will retain the Commitment Fee in addition to Borrower paying all of Lender's Expenses relating to the Loan.

         K. Financial Statements. Borrower will furnish to Lender (1) annual audited financial statements of Borrower, all such financial statements to be prepared in accordance with generally accepted accounting principles on a basis consistent with previous years and compiled by a firm of nationally recognized independent certified public accountants reasonably acceptable to Lender, (2) quarterly financial statements of Borrower, including balance sheets, profits and loss statements and cash flow statements, including a breakdown of cash flow and operating results from each Premises, which will be certified by Borrower's chief financial officer as accurately reflecting Borrower's financial condition and the matters shown thereon, (3) monthly statements showing the payment of rent from each of the Premises, (4) copies of all projections and financial reports furnished to limited partners of Borrower, (5) copies of all budgets, projections and other information furnished by Manager to Borrower for each of the Premises, (6) copies of all operating budgets prepared under the Management Agreement, (7) annual tax returns of General Partner, (8) copies of all financial statements and repo3~ts furnished by a Tenant to Borrower, and (9) such other financial information as Lender may from time to time reasonably request. All such financial statements shall be delivered to Lender as soon as possible but in the case of (i) monthly cash flow and operating statements, not later than 10 days after the close of each month,
(ii) quarterly financial statements, not later than 45 days after the close of each quarter, (iii) in the case of audited annual financial statements not later than 90 days after the close of each fiscal year, (iv) in the case of compiled annual financial statements, not later than 120 days after the close of each fiscal year, and (v) in the case of tax returns, promptly after filing. All unaudited financial statements and reports will be certified to Lender by Borrower and, with respect to the financial statements of General Partner, by General Partner as being accurate and complete.

         L. Management. Borrower will provide competent and responsible management for the Premises by Manager or another manager acceptable to Lender and will not enter into any management agreement or arrangement with respect to the Premises without Lender's prior written consent. Any management agreement must contain subordination and termination provisions acceptable to Lender. Borrower will not make, suffer, or permit, without the prior written consent of Lender, any use of the Premises for any purpose other than that specified herein.

         M. Due on Sale or Encumbrance. Borrower will not, without the prior written consent of Lender, sell, assign, transfer, further mortgage, grant a deed of trust, pledge or otherwise dispose of or further encumber, whether by operation of law, or otherwise, any or all of its interest in the Premises except for sales of such Premises in accordance with the provisions of Section
4.6. Borrower will not incur any indebtedness or borrow any funds, secured or unsecured, without Lender's prior written consent, except for financing of properties:

         A. for which Borrower has no liability, under any circumstances, for the payment of principal or interest or for a deficiency judgment; and

         B. which were acquired solely with

            (1)      proceeds of the sale of the Beaverton Property,

            (2)      Net Cash Flow which is not restricted under Section
                     3.1Q, and

            (3)      cash on hand as of the date of the Initial
                     Disbursement, and

         (C) which were acquired without any Future Acquisition Funds.

         At all times during the term of the Loan, General Partner will be the sole general partner of Borrower, will not engage in any other business or enterprise without the prior written consent of Lender, and will keep its interest in Borrower free and clear of all liens, claims, encumbrances or rights of others. At all times during the term of the Loan, Corporate General Partner will be the sole general partner of General Partner, will not engage in any other business or enterprise without the prior written consent of Lender, and will keep its interest in General Partner free and clear of all liens, claims, encumbrances or rights of others.

         N. Condemnation. Borrower will not enter into any agreement for the taking of any of the Premises, or any part thereof with anyone authorized to acquire the same in or by condemnation proceedings, or by the exercise of any power of eminent domain, unless and until Lender shall have consented thereto in writing.

         O. Litigation. Borrower will promptly furnish Lender a written notice of any litigation in which Borrower, General Partner or any of the Premises is named as defendant which affects or relates to any of the Premises, Borrower or General Partner and is not fully covered by insurance for which the insurer has assumed the defense and acknowledged coverage. Borrower shall furnish Lender with copies of all pleadings or orders filed or entered therein or with respect thereto.

         P. Leasing. Borrower will not, without the prior written consent of Lender, enter any lease or other rental or occupancy arrangement or concession agreement with respect to the Premises or any portion thereof unless such lease has been approved by Lender in writing. In the event Borrower desires to enter into any other lease or other rental or occupancy arrangement or concession agreement with respect to the Premises, or any portion thereof, prior to Borrower's entering into any lease or other rental, occupancy or concession agreement, Borrower shall submit to Lender, for its approval, which approval will not be unreasonably withheld, the proposed form therefor which shall in any event include provisions relating to subordination and attornment reasonably satisfactory to Lender. Lender's approval, disapproval or conditional approval, if given orally, shall be followed by written confirmation. Borrower shall not
(1) modify, amend or terminate (except for a termination upon a material monetary default by a tenant under any Lease), (2) or accept, after the commencement of a term of a Lease, any rental payment thereunder more than one
(1) month in advance of its due date, without the prior written consent of Lender, or (3) take any action or fail to take any action which would entitle a tenant to terminate a Lease on account of a default by Borrower or to offset against any amounts due under the Lease. For purposes of the preceding paragraph, security deposits shall not be considered advance rental.

         Q. Excess Funds. Commencing on the first day of the first month following the Initial Disbursement and continuing until the Initial Maturity Date, Net Operating Income (hereinafter defined) from the Premises shall be tested, on an aggregate basis from all Premises, each quarter as of the end of each calendar quarter commencing with the quarter beginning July 1, 1994 and, with respect to the month of June, 1994 for such month. Each such calendar quarter is referred to herein as a "Period." If the Debt Service Coverage ratio falls below 2.5 for a Period then Borrower shall deposit in an account (the "Excess Funds Account") with Lender all Net Cash Flow (hereinafter defined) for all Net Cash Flow for the following Periods, such deposit to be made on or before the fifteenth (15th) day of the Period or month after the month for which the calculation is made. In the event the Premises achieves a Debt Service Coverage ratio of 2.5 or greater for any two consecutive subsequent Periods, then the funds on deposit with Lender in the Excess Funds Account and interest thereon will be paid to Borrower upon such achievement, provided no Default or Event of Default has occurred and is continuing. Notwithstanding such achievement, Borrower thereafter shall continue to comply with the calculation provisions of this section and, if the Debt Service Coverage Ratio is less than
2.5 for any Period, the provisions for the deposit of this Section with respect to Excess Funds will continue to apply. If there are Excess Funds required to be held by Lender for four consecutive Periods, all funds on deposit with Lender in the Excess Funds Account together with interest thereon and all Net Cash Flow subsequently deposited with Lender will be applied as a mandatory prepayment of the Note in inverse order of maturity, except that the provisions of the fourth and subsequent sentences of this paragraph will continue to apply. Mandatory prepayments made under this section are not subject to the prepayment fee under the Note.

         As used herein, "Debt Service Coverage" ratio will mean the ratio of Net Operating Income to the amount of principal and interest payable on the average outstanding amount of the Loan during such Period less any prepayments of principal, at a rate equal to 9.5% per annum.

         As used herein, "Net Cash Flow" will mean Net Operating Income (hereinafter defined) less scheduled principal and installments paid on the Note during the period.

         As used herein, "Net Operating Income" will mean Gross Income less Expenses.

         As used herein, "Gross Income" shall mean (without duplication) all revenues and receipts of every kind derived from operation of the Premises, including income (from both cash and credit transactions), before commissions and discounts for prompt or cash payment, from rent, stores, offices, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, income from vending machines, health club membership fees, food and beverage sales, wholesale and retail sales of merchandise and proceeds of business interruption or similar insurance, but excluding proceeds of sales of furnishings, fixtures and equipment, proceeds of the sale of a Premises, proceeds of the Loan and non-cash income. In the event Borrower receives at any one time and from time to time cash payments constituting income for more than a period such payment shall be prorated over the periods to which such payment relates.

         As used herein, "Expenses" shall mean the greater of actual or budgeted (pursuant to a budget prepared by Borrower and approved by Lender) normal and customary annualized operating expenses incurred or paid, including (i) the aggregate of all cash expended and expenses paid or incurred by Borrower for costs of owning, operating, managing (such management fees not to exceed 5% of Gross Income), repairing (not including capital repairs) or otherwise maintaining the Premises, excluding (i) principal and interest payments on the Note, (ii) depreciation, amortization and other non-cash expenses, and (iii) capital expenditures. In calculating expenses paid during a Period, insurance premiums, real estate taxes, reserves and other costs not generally paid on a monthly basis will be allocated over the entire time period for which they were paid or are payable, without regard to the actual date of payment.

         Calculation of the Net Operating Income for a Period shall be made by Borrower and submitted to Lender for its approval, no later than the fifteenth
(15th) day of the following Period. Borrower will furnish Lender with any back-up for such calculations that Lender may request. Lender shall have the right to audit Borrower's calculation of Net Operating Income at any time at Borrower's expense.

         If with respect to any Period Borrower is not required to deposit Net Cash Flow with Lender under this Section or under the provisions of Section 2.b. of the Note, no Default or Event of Default has occurred and is continuing, and Borrower has determined that it has sufficient operating reserves, Borrower may distribute Net Cash Flow from such Period to its Partners.

         In order to secure the payment and performance of Borrower's Obligations, Borrower hereby grants to Lender a security interest in, and pledges to Lender, all funds (and any interest thereon) held from time to time in the Excess Funds Account and the Future Acquisitions Account (hereinafter defined).

         R. Condominium Documents. With respect to each Unit at the Seattle Premises owned by Borrower and the interest in the common elements appurtenant thereto, Borrower shall fully and timely comply with all obligations under the Condominium Act for the State of Washington and with all obligations under the condominium documents, including, without limitation, payment of all assessments and other charges, whether regular or special, on Units owned by it, and on request of Lender from time to time shall submit to Lender evidence reasonably satisfactory to Lender evidencing such compliance.

         S. Tax and Insurance Escrow Payments. To secure the performance of Borrower's Obligations and to promptly pay on the Premises and all insurance premiums relating to the Premises and satisfy all taxes, assessments and governmental and other charges, Borrower, at Lender's request, shall pay to Lender, on or before the first day of each calendar month, or at such other intervals as may be designated by Lender, one-twelfth (or such other fractional amounts as Lender may require) of the amount or amounts estimated by Lender, in its sole discretion, to be sufficient to pay insurance premiums, taxes, assessments, and governmental and other charges on the Premises (or any of the Premises designated by Lender) on an annual basis as the same may become due and payable. Borrower further agrees to pay Lender, from time to time, upon demand therefor, sufficient additional amounts, as estimated by Lender in its sole discretion, to make up any deficiencies in the amount of insurance premiums, taxes, assessments, and governmental and other charges next coming due. All such funds shall be held by Lender, without interest, as part of the Lender's collateral security under this Loan, with Borrower hereby granting Lender a continuing security interest in such funds to secure the Borrower's Obligations. Such escrow amounts shall not be, nor be deemed to be trust funds, and may be commingled with the general funds of Lender; Lender shall have the right, but not the obligation, to apply all or any part of such escrow amounts to satisfy Borrower's insurance premiums, taxes, assessments, and governmental and other charges as they become due and payable. Borrower shall furnish Lender with bills in sufficient time to pay such insurance premiums, taxes and other charges before any penalty attaches. Notwithstanding the foregoing, Lender shall not be responsible to Borrower or to any other person for the payment of such insurance premiums, taxes, assessments, and governmental and other charges, and Lender shall not be liable for any failure to do so. Borrower agrees that Lender shall have the right, at its sole option, to apply all tax and insurance escrow payments then in the possession of Lender to the payment and satisfaction, whether in whole or in part, of the Borrower's obligations, together with interest thereon, upon the occurrence of any Event of Default under this Loan. Lender agrees not to exercise the foregoing rights with respect to a Premises so long as the tenant of the Premises is paying such amounts directly and on a timely basis.

         T. Appraisals. Borrower acknowledges Lender's right to obtain a new appraisal (or update of an existing appraisal) at any time while the Loan or any portion thereof remains outstanding, (a) when in Lender's reasonable judgment, such an appraisal is warranted as a result of Lender's internal evaluation of the Loan (at a minimum, a re-appraisal will be required three years from the date of value cited in the original appraisal report), or (b) to comply with statutes, rules, regulations or directives of governmental agencies having jurisdiction over Lender. Lender's intent is not to order an appraisal more frequently than once per year. Borrower agrees to pay, within thirty (30) days after written demand by Lender, all reasonable expenses, charges, costs and fees of any reappraisal of the Premises required by Lender, including, without limitation, a reappraisal of the Premises to be performed three years after the Initial Disbursement, or another appraisal performed pursuant to Lender's appraisal policies.

         U. Repair Work. Borrower agrees to cause the tenant of the Seattle Unit and the tenant of the Tempe Improvements to promptly complete all repair work required with respect to said Unit and Premises as described in Lender's letter to Borrower dated May 3, 1994. Borrower agrees to cause the tenants of the SW Military, San Antonio, Pat Booker, San Antonio and O'Connor, San Antonio, Texas Premises to secure the pressurized cylinders located thereon in accordance with the Occupational Safety and Health Act.

                                   ARTICLE IV

         4.1 Agreement to Lend. On the basis of the covenants, agreements and representations of Borrower contained in this Agreement and the Loan Documents and subject to the terms and conditions set forth in this Agreement and the Loan Documents, Lender agrees to lend to Borrower the Loan. Borrower agrees to use Loan proceeds for the purpose for which they were advanced and for no other purpose. The Initial Disbursement will be disbursed for the following purposes and subject to the following conditions:

         A. Up to $8,535,000 for the purpose of repaying or purchasing (and immediately canceling) existing debt of Borrower. Borrower will provide Lender with such pay-off letters and loan purchase documents for its approval. Borrower will immediately cancel any indebtedness so purchased and provide Lender with evidence of such cancellation.

         B. $180,000 to reimburse Borrower for the Commitment Fee.

         C. Up to $325,000 to pay closing costs in connection with the Loan which are approved by Lender.

         D. Up to $2,960,000 (said amount, together with all funds deposited pursuant to Section 4.3 below are referred to as "Future Acquisition Funds") to be deposited by Lender in an account with Lender (the "Future Acquisition Account") to be used in connection with Future Acquisitions as provided in
Section 4.3 below.

         4.2 Initial Disbursement. Subject to the satisfaction of the terms and conditions herein contained, the proceeds of the Loan shall be disbursed at the "Initial Disbursement" upon satisfaction of all conditions set forth in Sections
2.1 and 2.2 hereof. Loan proceeds will be disbursed in connection with Borrower's repayment or purchase of the Borrower's existing line of credit debt and shall, if such debt is secured, be disbursed pursuant to a written escrow agreement with the Title Company in form and substance satisfactory to Lender.

         4.3      Disbursements for Future Acquisitions.

         A. Borrower and Lender anticipate that Borrower may make acquisitions of property from time to time (such acquisitions are called "Future Acquisitions"). Borrower may acquire Future Acquisitions without Lender's approval if either (1) the only sources of funds for such Future Acquisition are the proceeds of the Beaverton Premises, Net Cash Flow which is not restricted under Section 3.1Q and cash on hand as of the date of the Initial Disbursement are used for such Future Acquisition and no Future Acquisition Funds are used in connection with such acquisition or (2) the only Future Acquisition Funds used in connection with such acquisition are those deposited in the Future Acquisition Account at the time of the Initial Disbursement and Borrower is not obtaining a loan or financing of any type in connection with such Future Acquisition.

         B. With respect to all other Future Acquisitions, if Borrower satisfies all of the conditions of Section 2.3, including Lender's approval of the proposed Future Acquisition and Lender's determination of the portion of the Future Acquisition Funds that Lender is willing to disburse with respect to such Future Acquisition, each in Lender's sole discretion, Lender will disburse the portion of the Future Acquisition Funds that Lender determines will be disbursed with respect to such Future Acquisition. Lender's discretion will be based on factors such as type of collateral, cash flow from collateral, value of collateral.

         C. From and after such Future Acquisition, the Future Acquisition will be deemed to be part of the "Premises" and all other defined terms, such as "Building", "Improvements" and "Personal Property" shall be applicable to such Premises as if it were included in such terms on the date hereof. In such event, all of the representations and warranties and covenants with respect to the "Premises" and each component thereof shall be applicable to such Premises.

         D. Subject to the foregoing requirements, Lender agrees to disburse Future Acquisition Funds from time to time provided all of the following conditions are satisfied:

         1. Not less than 15 days prior to the requested date of disbursement, Borrower shall deliver or cause to be delivered to Lender the documents and instruments required under Section 2.3.

         2. No Default or Event of Default has occurred and is continuing at the time of the disbursement.

         3. All of the representations and warranties set forth in this Agreement are true and correct with respect to such Future Acquisition, with such modifications, such as to accurately describe the size of the Future Acquisition and its zoning, as are necessary to make such representations accurate and complete.

         E. Borrower will not acquire any property or interest in property without the prior written consent of Lender (whether or not Lender has agreed to finance such property through the disbursement of Future Acquisition Funds) without Lender's prior written consent unless such property or interest in property is in compliance with the provisions of this Section 4.3.

         4.4 Disbursed Amounts. All amounts disbursed by Lender under this Agreement shall be evidenced by the Note and secured by all security for the Note. Without limitation of any other provision hereof, funds in the Future Acquisition Fund Account will bear interest from the date disbursed into the Future Acquisition Account, whether or not they are ever disbursed from such Account.

         4.5 Additional Conditions. The continued performance, observance and compliance by Borrower of and with all of the warranties, covenants and agreements of Borrower contained herein and the Loan Documents (whether or not non-performance constitutes an Event of Default) shall be a condition precedent to disbursement of the Future Acquisition Fund. In addition, Lender shall not be required to disburse Future Acquisition Funds at any time that (i) an Event of Default or a Default has occurred, (ii) any proceedings have been commenced or threatened in writing by any public or quasi-public body to acquire a Premises or any interest therein or any part thereof and such Premises is not released as security for Borrower's Obligations in accordance with the provisions of this Agreement, by eminent domain or by condemnation proceedings, (iii) any legislation has been passed or any suit or other proceedings have been instituted the effect of which is to prohibit, enjoin (or to declare unlawful or improper) or otherwise materially, adversely affect, in Lender's reasonable judgment, the performance by Borrower or Lender of its obligations hereunder or as contemplated hereby, or (iv) Lender has reasonable cause to believe that the Premises might be subject to forfeiture under any federal or state law, including the Racketeer Influenced and Corrupt Organizations Act of 1970, for which forfeiture of assets is a potential penalty (a "RICO Related Law"). Lender's refusal to advance Loan proceeds under or on account of the provisions of this Section shall not alter or diminish any of Borrower's other obligations hereunder or prevent any failure of Borrower to perform any of its obligations from becoming an Event of Default.

         4.6 Release Payments. A Premises may be sold by Borrower (and, subject to the provisions hereinafter set forth, Lender agrees to release such Premises from the applicable Mortgage) upon payment to Lender of a release payment (the "Release

Payment") in an amount equal to the greater of (1) 100% of the net sale proceeds resulting from the sale of such Premises or (2) 125% of the Loan basis for such Premises, as determined by Lender. As of the date hereof, the Loan allocation set forth in Exhibit I is applicable, but such allocation is subject to adjustment by Lender from time to time based on factors such as but not limited to a decline in the value of one or more of the Premises or in the financial condition of Borrower or one of the tenants. In addition, Borrower may request that Lender accept a Release Payment with respect to Premises if a condemnation or eminent domain proceeding is commenced with respect to such Premises or if Borrower is unable to satisfy the provisions of Section 5.3 for use of Proceeds with respect to such Premises, or if a Premises is rezoned without the agreement or acquiescence of Borrower.

         Such Release Payment will be deposited in the Future Acquisition Fund Account if the Release Payment is received prior to June 1, 1997 and will be subject to the provisions of Section 4.3 with respect to the disbursement thereof in connection with Future Acquisition Properties. If such Release Payment is received on or after June 1, 1997, Lender may require, at its option, such Release Payment to be (1) applied toward repayment of the Loan, subject to the prepayment fees set forth in the Note, (2) deposited in the Future Acquisition Funds Account, or (3) released to Borrower for distribution to Borrower.

         Upon receipt of a Release Payment with respect to a Premises and the release of such Premises from the lien of the applicable Mortgage, such Premises will no longer be considered a Premises for purposes of this Agreement.

         4.7 Interest. All funds deposited with Lender under Sections 3.1Q, 4.1D, and 4.6 shall be deposited one-half into an interest bearing money market account ("Money Market Investments") in Lender's name and one-half into 30-day investment grade commercial paper (11CP Investments") in Lender's name and held by Lender. Borrower must give Lender two business days notice of withdrawal of funds from Money Market Investments and four business days notice of withdrawal of funds from CP Investments. Borrower shall bear all risk of loss, diminution of value and breakage costs in connection with any investment of funds. All interest shall be added to the amount deposited in said accounts. Borrower hereby grants Lender a first and prior security interest in all Money Market Investments and CP Investments and all interest and earnings thereon.

                                    ARTICLE V

                             INSURANCE AND CASUALTY

         5.1 A. Coverage. Borrower shall insure and keep insured the Premises against such perils and hazards, and in such amounts and with such limits, as Lender may from time to time reasonably require, and, in any event, including those set forth in Exhibit E hereto.

         B. Evidence of Coverage. The insurance shall be evidenced by the original Policy or a true and certified copy of the original policy, or in the case of liability insurance, by certificates of insurance. Borrower shall deliver originals of all policies and renewals (or certificates evidencing the same), marked "paid", to Lender at least thirty (30) days before the expiration of existing policies and in any event, Borrower shall deliver originals of such policies or certificates to Lender at least thirty (30) days before the expiration of existing policies. If Lender has not received satisfactory evidence of such renewal or substitute insurance in the time frame herein specified, Lender shall have the right, but not the obligation, to purchase such insurance for Lender's interest only. Any amounts so disbursed by Lender pursuant to this Article shall be a part of the Loan and shall bear interest at the Default Rate. Nothing contained in this Article shall require Lender to incur any expense or take any action hereunder, and inaction by Lender shall never be considered a waiver of any rights accruing to Lender on account of this Article.

         C. Separate Insurance. Borrower shall not carry any separate insurance on the Premises concurrent in kind or form with any insurance required hereunder or contributing in the event of loss without Lender's prior consent, and any such policy shall have attached a standard non-contribution mortgagee clause, with loss payable to Lender, and shall meet all other requirements set forth herein.

         D. Loss. Borrower shall give immediate notice of any loss to Lender. In case of loss covered by any of such policies, Lender is authorized to adjust, collect and compromise in its discretion, all claims thereunder and in such case, Borrower covenants to sign upon demand, or Lender may sign or endorse on Borrower's behalf, all necessary proofs of loss, receipts, releases, and other papers required by the insurance companies to be signed by Borrower if Borrower neglects or refuses to do so. Borrower hereby irrevocably appoints Lender as its attorney-in-fact for the purposes set forth in the preceding sentence. Lender may deduct from such insurance proceeds any expenses incurred by Lender in the collection and settlement thereof, including, but not limited to, attorneys, and adjusters, fees and charges.

         E. Proceeds. If all of a Premises or any part of a Premises shall be damaged or destroyed by fire or other casualty or shall be damaged or taken through the exercise of the power of eminent domain or other cause described in Exhibit E, Borrower shall promptly and with all due diligence restore and repair the Premises to the extent of the net insurance proceeds, award or other compensation (collectively, the "Proceeds") available for the cost of such restoration or repair. However, if the Proceeds are not sufficient to repair and restore the Premises, Borrower must pay Lender a Release Payment for such Premises. Lender may require, subject to the provisions of the applicable Lease, that all plans and specifications for such restoration or repair be submitted to and approved by Lender (which approval shall not be unreasonably withheld) in writing prior to commencement of the work. Subject to
Section 5.3, at Lender's election, to be exercised by written notice to Borrower within thirty (30) days following Lender's unrestricted receipt in cash or the equivalent thereof of the Proceeds, the entire amount of the Proceeds, shall either: (i) be applied to the Loan in such order and manner as Lender may elect, in which event no prepayment premium will be payable on the Proceeds, or (ii) held in an interest bearing account and made available to Borrower on the terms and conditions set forth in this Article to finance the cost of restoration or repair with any excess to be applied to the Loan in the inverse order of maturity. If the amount of the Proceeds to be made available to Borrower pursuant to this Article is less than the cost of the restoration or repair as estimated by Lender at any time prior to completion thereof, Borrower shall cause to be deposited with Lender the amount of such deficiency within thirty
(30) days of Lender's written request therefor (but in no event later than the commencement of the work) and Borrower's deposited funds shall be disbursed prior to the Proceeds. If Borrower is required to deposit funds under this Article, the deposit of such funds shall be a condition precedent to Lender's obligation to disburse the Proceeds held by Lender hereunder. If Borrower makes such a deposit and excess insurance proceeds remain after completion of the restoration or repair, such excess proceeds shall be remitted to Borrower up to the amount of the deposit made by Borrower.

         The amount of the Proceeds which is to be made available to Borrower, together with any deposits made by Borrower hereunder, shall be held by Lender in an interest bearing account to be disbursed from time to time to pay the cost of repair or restoration either, at Lender's option, to Borrower or directly to contractors, subcontractors, material suppliers and other persons entitled to payment in accordance with and subject to such conditions to disbursement as Lender may impose to assure that the work is fully completed in a good and workmanlike manner and paid for and that no liens or claims arise by reason thereof. Lender may require (i) evidence of the estimated cost of completion of such restoration or repair satisfactory to Lender, (ii) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, plats of survey, and other evidence of cost, payment and performance acceptable to Lender, and (iii) inspections by Lender's Inspector, the fees and expenses of which shall be paid by Borrower. No payment made prior to final completion of the repair or restoration shall exceed ninety percent (90%) of the value of the work performed from time to time. No trust or fiduciary relationship shall be deemed to be created in connection with the holding of the Proceeds of Lender. Lender agrees that if Borrower requests, Lender will invest the funds on behalf of Borrower in investments satisfactory to Lender, with all earnings and interests, less Lender's administration fee, to be applied to restoration costs. Borrower shall not be entitled to a credit against the Loan except and to the extent the funds are applied thereto pursuant to this Article. Without limitation of the foregoing, Lender shall have the right at all times to apply such funds to the cure of any Event of Default or the performance of any obligations of Borrower under this Agreement or the Loan Documents.

         5.2 Application of Proceeds. In case of loss or damage by fire or otherwise to the Premises or any part thereof, Borrower will forthwith notify Lender of same and Lender may make proof of such loss if the same is not promptly made by Borrower or if Lender deems it desirable to do so. Lender is authorized to adjust, collect and compromise, in its sole discretion, all claims under insurance policies covering the loss in question. All insurance proceeds shall be paid directly and solely to Lender, and all insurance policies required hereunder shall so stipulate. Each insurance company providing coverage for the Premises is authorized and directed to make such payment directly and solely to Lender. All insurance proceeds may, subject to Section 5.3 below, be applied either to the reduction of the indebtedness from Borrower to Lender under the Note or this Agreement or to the restoration, repair, replacement or rebuilding of the portion of the Premises so damaged in such manner as Lender may determine, and any application thereof to the Note shall not release or relieve Borrower from making the payments or performing the other agreements and obligations herein required until the Note is paid in full.

         5.3 Restoration. Lender shall make the Proceeds available to Borrower in accordance with Lender's customary construction lending procedures, if Borrower has satisfied all of the following conditions: (a) no Default or Event of Default has occurred which has not been cured, (b) the Proceeds when combined with Borrower's own funds deposited with Lender for the purpose of rebuilding are sufficient, in Lender's reasonable judgment, to complete the repair, rebuilding and restoration of the Premises, (c) the insurance company providing coverage for such loss shall not claim that it does not have liability to pay any or some portion of the Proceeds to Borrower, (d) Lender has determined, in its reasonable judgment, that the Premises can be repaired and restored not later than six (6) months prior to the then scheduled maturity date of the Note, and (e) the Improvements can be repaired and rebuilt to the same extent as exist on the date hereof, all in accordance with Applicable Laws, or Lender is satisfied, in its sole discretion, that the Improvements as they can be restored will meet of all of Lender's requirements as to value, utility, income production and other underwriting criteria, and (f) Lender is satisfied that rent loss and business interruption insurance proceeds and Borrower's own funds are available, in sufficient amounts and for a sufficient duration, to produce income at a level which will provide Lender with a 1.75 Debt Service Coverage ratio for all of the Premises based on the then current interest rate and the amortization schedule attached to the Note.

                                   ARTICLE VI

             ENVIRONMENTAL REPRESENTATIONS COVENANTS AND INDEMNITIES

         6.1 Definitions. For purposes of this Article:

         A. "Property" means: The Premises, including improvements now or hereafter situated thereon or thereunder, construction material used in such improvements, surface and subsurface soil and water, areas leased to tenants, and all business, uses, and operations thereon.

         B.       "Environmental Laws" means:

         (1) any federal statute, law, code, rule regulation, ordinance, order, standard, permit, license or requirement (including consent decrees, judicial decisions and administrative orders) together with all related amendments, implementing regulations and reauthorizations, pertaining to the protection, preservation, conservation or regulation of the environment, including: the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C
Section 9601 et seq. ("CERCLA"); the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. ("RCRA"); the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq. ("TOSCA"); the Clean Air Act, 42 U.S.C. Section 7401 et seq.; and the Clean Water Act, 33 U.S.C. Section 1251 et seq.;

         (2) any state or local statute, law, code, rule, regulation, ordinance, order, standard, permit, license or requirement (including consent decrees, judicial decisions and administrative orders) together with all reauthorizations, pertaining to the protection, preservation, conservation or regulation of the environment;

         (3) any federal, state or local legislation enacted in the future pertaining to the protection, preservation, conservation or regulation of the environment, and all related amendments, implementing regulations and reauthorizations.

         C.       "Hazardous Material" means:

         (1)      "hazardous substances" as defined by CERCLA;

         (2)      "hazardous wastes", as defined by RCRA;

         (3) any pollutant or contaminant, or hazardous, dangerous or toxic chemical, material, waste or substance ("pollutant") within the meaning of Environmental Laws, which Environmental Laws prohibit, limit or otherwise regulate the use, exposure, release, generation, manufacture, sale, transport, handling, storage, treatment, reuse, presence, disposal or recycling of such pollutant;

         (4) more than 50 gallons of petroleum, crude oil or any fraction of petroleum or crude oil;

         (5) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Section 2011 et sea., and amendments thereto and reauthorizations thereof;

         (6) asbestos-containing materials ("ACM") in any form or condition; and

         (7) polychlorinated biphenyls.

         D.       "Environmental Actions" means:

                  (1) any notice of violation, complaint, claim, citation, demand, inquiry or inquiries, report, action, assertion of potential responsibility, lien, encumbrance, or proceeding regarding the Property, whether formal or informal, absolute or contingent, matured or unmatured, brought or issued by any governmental unit, agency, or body, or any person or entity respecting:

                  (i)      Environmental Laws;

                  (ii)     public health risks;

                  (iii) the environmental condition of the Property, or any portion thereof, or any property near the Property, including actual or alleged damage or injury to wildlife, biota, air, surface or subsurface soil or water, or other natural resources; or

                  (iv) the use, exposure, release, generation, manufacture, transportation to or from, handling, storage, treatment, recycling, reclamation, reuse, disposal or presence of Hazardous Material either on the Property or transported off-site for sale, treatment, storage, recycling, reclamation, reuse or disposal;

                  (2) any violation or claim of violation by Borrower of any Environmental Laws;

                  (3) any lien on a Premises for damages caused by, or the recovery of any costs incurred for the investigation, remediation or cleanup of any release or threatened release of Hazardous Material; or

                  (4) the destruction or loss of use of property, or the injury, illness or death of any officer, director, employee, agent, representative, tenant or invitee of Borrower or any other person arising from or caused by the environmental condition of the Property.

         6.2 Representations and Warranties. Borrower hereby represents and warrants to Lender that:

         A. Compliance. The Property and Borrower are currently and, to the best of Borrower's knowledge, have been in compliance with all Environmental Laws, except as stated on Exhibit F. To the best of Borrower's knowledge based on diligent inquiry, all required governmental permits and licenses are in effect, and Borrower and the Property is in compliance therewith. Borrower has not received any notice of any Environmental Action respecting either the Property or any off-site facility to which has been sent any Hazardous Material for off-site treatment, recycling, reclamation, reuse, handling, storage or disposal.

         B. Absence of Hazardous Material. No use, exposure, release, generation, manufacture, storage, treatment, transportation or disposal of Hazardous Material is occurring, or, to Borrower's knowledge has occurred, on or from the Property except as disclosed in Exhibit F. All Hazardous Material used, treated, stored, transported to or from, generated or handled on the Property, has been, to the best of Borrower's knowledge, disposed of on or off the Property in a lawful manner. No environmental, public health or safety hazards currently exist with respect to the Property. No underground storage tanks (including petroleum storage tanks) are present on or under the Property except as disclosed in Exhibit F ("Permitted Tanks")

         C. Proceeding and Actions. There are no pending or, to the best of Borrower's knowledge, threatened, and, to the best of Borrower's knowledge, there have been no past, Environmental Actions to which Borrower is a party or which relate to the Property.

         D. Waters of the United States. No part of the Land on which Improvements are located contains "waters of the United States", as defined in 33 CFR 328, and Borrower will not discharge dredged or fill material into waters of the United States as such activity is described and regulated by Section 404 of the Clean Water Act, 33 U.S.C. 1344.

         6.3 Borrower Covenants. Borrower hereby covenants and agrees with Lender as follows:

         A. Compliance. The Property and Borrower shall comply with all Environmental Laws. All governmental permits and licenses required under any Environmental Laws shall remain in effect or shall be renewed in a timely manner, and Borrower shall comply therewith. All Hazardous Material now or hereafter present, handled or generated on the Property will be disposed of in a lawful manner and handled in compliance with all applicable Environmental Laws. Borrower will satisfy all requirements of applicable Environmental Laws for the registration, operation, maintenance and removal of all underground storage tanks on the Property, if any.

         B. Absence of Hazardous Material. Other than Permitted Material (as defined on Exhibit F), no Hazardous Material shall be introduced to or used, generated, presented, or handled on the Property without thirty (30) days' prior written notice to Lender.

         C. Environmental Actions. Borrower shall immediately notify Lender of all Environmental Actions and provide copies within five business days of receipt of all written notices, complaints, correspondence and other documents relating thereto. Borrower shall promptly and diligently pursue the cure and, if applicable, dismissal with prejudice of all Environmental Actions to the reasonable satisfaction of Lender, and Borrower shall keep the Property free of any encumbrance arising from any judgment, liability or lien imposed pursuant to any Environmental Actions.

         D. Remediation. Exhibit F discloses conditions relating to the presence of Hazardous Materials on certain of the Premises. Pursuant to the Agreement to Lease, Borrower has undertaken remedial action in order to remove all Hazardous Materials (other than Permitted Materials) from the Michigan Premises in accordance with all Applicable Laws (the "Remediation Plan"). Borrower agrees to diligently proceed with the Remediation Plan so that all Hazardous Materials (other than Permitted Materials) on the Michigan Premises are removed in accordance with all Environmental Laws and the Michigan Premises are remediated in accordance with all applicable Environmental Laws as soon as possible. Without limitation of the foregoing, and as part of the Remediation Plan, Borrower shall comply with all directives and requirements of the Michigan Underground Storage Tank Agency. Borrower will keep Lender advised, on a monthly basis, of all actions taken pursuant to the Remediation Plan.

         E. ACM. Borrower agrees to establish and follow an operating and maintenance program for all of the Premises containing ACM, including, without limitation, Pleasanton, Texas; Brairglen Drive, San Antonio, Texas; Pat Book, San Antonio, Texas; Colebra, San Antonio, Texas; Huckberry, San Antonio, Texas; Vance Johnson, San Antonio, Texas; and O'Connor, San Antonio, Texas.

         F. Future Environmental Audits. Borrower shall provide such information and certifications which Lender may reasonably request from time to time to insure Borrower's compliance with this Article. To investigate Borrower's compliance with Environmental Laws and with this Article, Lender shall have the right, but no obligation, at any time to enter upon the Property, take samples, review Borrower's books and records, interview Borrower's employees and officers, and conduct such other activities as Lender, at its sole discretion, deems appropriate to ensure Borrower's compliance. Borrower shall cooperate fully in the conduct of such an audit. If Lender decides to conduct such an audit because of (i) an Environmental Action; (ii) Lender's considering taking possession of or title to the Property after default by Borrower; (iii) a material change in the use of the Property, which in Lender's opinion, increases the risk of non-compliance with Environmental Laws; or (iv) the introduction of Hazardous Material other than Permitted Material to the Property; then Borrower shall pay upon demand all costs and expenses connected with such audit, which, until paid, shall become additional indebtedness secured by the Loan Documents and shall bear interest at the Default Rate. Nothing in this Article shall give or be construed as giving Lender the right to direct or control Borrower's actions in complying with Environmental Laws.

         6.4 Lender's Rights to Rely. Lender is entitled to rely upon Borrower's representations, warranties and covenants contained in this Article despite any independent investigations by Lender or its consultants. Borrower shall take all necessary actions to determine for itself, and to remain aware of, the environmental condition of the Property. Borrower shall have no right to rely upon any independent environmental investigations or findings made by Lender or its consultants.

         6.5 Indemnification. The term "Lender's Environmental Liability" shall mean any and all losses, liabilities, obligations, penalties, claims, fines, lost profits (due to the failure to receive interest payments when due), clean-up costs, litigation, demands, defenses, costs, -judgments, suits, proceedings, damages (including consequential damages such as a decline in the value of the Premises), disbursements or expenses of any kind or nature whatsoever (including attorneys' fees prior to and at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against, settling or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Lender or any of Lender's parent and subsidiary corporations, and their affiliates, shareholders, directors, officers, employees,, and agents (collectively, "Affiliates") in connection with or arising from:

         A. any Hazardous Material on, in, under or affecting all or any portion of the Property, or any surrounding areas other than those which are owned by Lender or in which Lender has a security interest to the extent that such Hazardous Material physically affects the Property;

         B. any misrepresentation, inaccuracy or breach of any warranty, covenant or agreement contained or referred to in this Article;

         C. any violation or claim of violation by Borrower of any Environmental Laws;

         D. the imposition of any lien on any of the Premises for damages caused by, or the recovery of any costs incurred for the cleanup of, any release or threatened release of Hazardous Material; or

         E. any Environmental Actions.

         Borrower shall indemnify, defend (at trial and appellate levels and with counsel, experts and consultants reasonably acceptable to Lender and at Borrower's sole cost) and hold Lender and its Affiliates free and harmless from and against Lender's Environmental Liability other than Lender's Environmental Liability which arises solely out of Lender's willful misconduct or gross negligence (collectively, "Borrower's Indemnification obligations"). Borrower's Indemnification Obligations are secured by the Mortgages.

         Borrower, its successors and assigns, hereby waive, release and agree not to make any claim or bring any cost recovery action against Lender relating to this Loan or the Property under or with respect to any Environmental Laws. To the extent that Lender is strictly liable under any Environmental Laws or Environmental Actions, Borrower's obligation to Lender under the foregoing indemnity shall likewise be without regard to fault on the part of Borrower or Lender with respect to the violation or condition which results in liability to Lender.

         Borrower's Indemnification Obligations shall survive without limitation the repayment of the Note or any transfer of the Property by Borrower, Lender or its Affiliates, including by foreclosure or by a deed in lieu of foreclosure.

                                   ARTICLE VII

                               BORROWER'S DEFAULT

         7.1 Events of Default. Each of the following shall constitute an "Event of Default" under this Agreement, and the occurrence of any of the following events or the existence of any of the following conditions which, with the giving of notice of the passage of time, or both, could give rise to an Event of Default hereunder shall constitute a "Default" under this Agreement:

         A. Borrower fails to pay, when due, any installment of interest or principal on the Note or any other amounts due to Lender hereunder or under any of the Loan Documents for a period of five (5) days, or Borrower fails to pay the Note in full upon maturity thereof; or

         B. Any representation, warranty, or certification made in or pursuant to this Agreement or any Loan Document by Borrower, or otherwise made in writing in connection with or as contemplated by this Agreement or any Loan Documents by Borrower shall be incorrect or false in any material respect when made; or

         C. An Event of Default occurs under a Mortgage; or

         D. Borrower fails to furnish Lender with the financial statements described in Section 3.1 K hereof and such failure continues for a period of ten
(10) days after written notice thereof from Lender to Borrower; or

         E. A Premises or any material part thereof is damaged or destroyed by fire or other casualty and Borrower fails to satisfy all of the conditions of
Section 5.3 within sixty (60) days from the date of such casualty; or

         F. Any lien, or notice of lien for the performance of work or the supplying of materials is filed or served against the Premises and remains unsatisfied, unbonded or insured over (in a manner reasonably satisfactory to Lender and Title Company) for a period of sixty (60) days after the Borrower has notice of such lien; or

         G. Borrower enters into any secondary or additional financing agreements or arrangements of any kind whatsoever with respect to the Premises (including any financing secured, in whole or in part, by all or any part of or interest in the Premises) other than lease financing expressly allowed herein or in the Security Agreement; or

         H. A default occurs under the General Partner's Agreement; or

         I. A breach, default or violation of Section 3.1M or Section 5.1A shall occur; or

         J. A Premises is rezoned (except for such rezoning as does not adversely affect the use of such Premises) either voluntarily or involuntarily, and such zoning is final and non-appealable or any agreement for any of the foregoing is entered into, without the prior written consent of Lender, and a Partial Release has not been paid to Lender with respect to such Premises; or

         K. Any order or decree is entered by any court of competent jurisdiction directly or indirectly enjoining or prohibiting Lender or Borrower from performing any of their obligations under this Agreement, and such order or decree is not vacated, and the proceedings out of which such order or decree arose are not dismissed, within sixty (60) days after the granting of such decree or order; or

         L. Judicial proceedings are commenced by any public or quasi-public body having jurisdiction to acquire one of the Premises or any interest therein or any part thereof by eminent domain which Lender, in its sole reasonable judgment, determines may materially impair the value or utility of the Premises, and such proceedings are not dismissed within thirty (30) days; or

         M. Borrower, General Partner or Corporate General Partner: makes an assignment for the benefit of creditors; or petitions or applies to any court for the appointment of a trustee or receiver for itself or for any substantial part of its assets or for the Premises or any portion thereof, or commences any proceedings under any bankruptcy, arrangement, insolvency, readjustment of debt or reorganization statute or law of any jurisdiction, whether now or hereafter in effect; or if any such petition or application is filed or any such proceedings are commenced, and Borrower, General Partner or Corporate General Partner by any act indicates any approval thereof, consent thereto, or acquiescence therein; or an order is entered appointing any such trustee or receiver, or adjudicating Borrower, General Partner or Corporate General Partner bankrupt or insolvent, or approving the petition in any such proceeding; or if any petition or application for any such proceeding or for the appointment of a trustee or receiver is filed by any third party against Borrower, General Partner or Corporate General Partner or their respective assets or the Premises, or any portion thereof, and any of the aforesaid proceedings is not dismissed within ninety (90) days of its filing; or

         N. Borrower fails to comply with (or to bond or indemnify Lender to its reasonable satisfaction with regard to) any requirement, material in Lender's reasonable judgment (including compliance with all Applicable Laws) of any governmental authority having jurisdiction within thirty (30) days after Borrower has notice of such requirement; or

         O. The filing of formal charges, by any governmental or quasi-governmental entity, including the issuance of an indictment, under a RICO Related Law against Borrower which is not dismissed with sixty (60) days from the date of filing; or

         P. There occurs, in the reasonable opinion of Lender, a material adverse change in the financial condition of Borrower which may impair Borrower's ability to pay the Loan and all interest therein or to perform its obligations hereunder or under the Loan Documents, which continues for thirty
(30) days after written notice from Lender to Borrower; or

         Q. The failure of Borrower to pay any money judgment of $5000 or more against it before the expiration of thirty (30) days after such judgment becomes final and no longer appealable; or

         R. The written admission by Borrower of its inability to pay its debts as they become due; or

         S. Borrower fails to perform any of its agreements under Section 3.1 P, Q or S and such failure continues for a period of five (5) days after written notice from Lender; or

         T. Either (1) Borrower fails to perform any of its obligations or agreements under a Major Lease, (2) a tenant exercises a right of set off or offset under a Lease, or (3) a major Lease is terminated for any reason and Borrower does not pay Lender a Release Payment for such Premises within thirty
(30) days after the date of the occurrence; or

         U. Borrower fails to complete the environmental remediation of any of the Premises as set forth in the Remediation Plan for such Premises by the date set forth in the Remediation Plan or with respect to any of the Premises, an Environmental Action is commenced against Borrower or such Premises and is not dismissed or cured in accordance with the provisions of Section 6.3C within 90 days after commencement thereof; or

         V. Borrower fails to comply with, keep or perform any of its other obligations, agreements, undertakings, covenants, conditions or warranties under
(i) any of the Loan Documents (other than the Note or Mortgage) or (ii) any other document or instrument executed and delivered by Borrower pursuant to this Agreement, or (iii) this Agreement, and such failure continues for a period of thirty (30) days after notice thereof by Lender to Borrower, or if such failure can not, with due diligence, be cured within thirty (30) days and Borrower has commenced the curing thereof, for a period of sixty (60) days after notice thereof by Lender to Borrower.

         7.2 Remedies. Upon the happening of an Event of Default, Lender shall have the right, if such Event of Default shall then be continuing, in addition to all the remedies conferred upon Lender by law or equity or the terms of any Loan Document, to do any or all of the following, concurrently or successively, without notice to Borrower:

         A. Declare the Note to be, and the Note shall thereupon become, immediately due and payable without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding and exercise any of its rights and remedies under the Loan Documents.

         B. Terminate Lender's obligations under this Agreement to extend credit of any kind or to make any disbursement, whereupon the commitments and obligations of Lender to extend credit or to make disbursements hereunder shall terminate.

         C. Enter upon and take possession of the Premises and all material, equipment and supplies thereon and do anything necessary or desirable to fulfill the obligations of Borrower hereunder and to manage, maintain, repair and protect the Premises. Without restriction of the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution (i) to pay, settle or compromise all existing bills and claims which may be liens or security interests, or to avoid such bills and claims becoming liens or security interests, against the Premises or any fixtures or equipment thereon, or as may be necessary or desirable for the clearance of title or otherwise, (ii) to do any and every act which Borrower might do on its own behalf, including to enter into leases of any portion of the Premises, and (iii) to prosecute or defend any and all actions or proceedings involving the Premises or any fixtures, equipment or other installations thereon, it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked. Lender and its designees! representatives, agents, licensees and contractors shall be entitled to the entry, possession and use contemplated herein without the consent of any party and without any legal process or other condition precedent whatsoever. Borrower acknowledges that any denial of such entry, possession and use by Lender will cause irreparable injury and damage to Lender and agrees that Lender may forthwith sue for any remedy to enforce the immediate enjoyment of such right. Borrower hereby waives the posting of any bond as a condition for granting such remedy.

         D. Anything in this Agreement to the contrary notwithstanding, it is specifically understood and agreed that all funds furnished by Lender pursuant to the provisions of this Article VII shall be deemed advanced by Lender under an obligation to do so regardless of the identity of the person or persons to whom such funds are furnished and shall bear interest at the Default Rate. Funds advanced by Lender in the exercise of its judgment that the same are needed to protect its security or to otherwise perform any obligations of Borrower hereunder are to be deemed obligatory advances hereunder and are to be added to the total indebtedness evidenced by the Note and secured by the Mortgage and other Loan Documents and, without limitation of Section 8.2 hereof, said indebtedness shall, if necessary, be increased accordingly.

         E. In case of any Default or Event of Default hereunder or under any of the Loan Documents, Borrower will pay Lender's attorneys' fees and disbursements and court costs (including those relating to appeals) and all related expenses in connection with the enforcement of this Agreement or any of the Loan Documents.

         F. Borrower hereby acknowledges that Lender is extending credit based upon both the financial statements of Borrower and the aggregate values of the Premises and other security (the "Collateral") and that the Collateral is located in different jurisdictions. Accordingly, Borrower agrees that, from and after any Event of Default, Lender shall be allowed, to the greatest extent permitted by applicable law, including the laws of whichever jurisdictions Lender may choose as most facilitating for the exercise of its rights (and which may be applicable), to pursue and realize upon all of the remedies available to it under any of the Loan Documents, at law, in equity, or otherwise, and simultaneously or consecutively, in its discretion, including, without limitation, commencement of one or more actions in one or more jurisdictions for repayment of all or portions of the Borrower's Obligations; for the separate or simultaneous sale or foreclosure of the Collateral or portions thereof; for the obtaining of judgments or deficiency judgments; for the seeking of injunctive relief and receiverships; and for maximum access to and realization from the Borrower's Obligations and Collateral or portions thereof in such manner as Lender may deem in its interest, and hereby waives any requirement that any deficiency judgment proceeding be initiated or completed with respect to any other property constituting Collateral as a condition to commencing any enforcement proceeding against any party or any particular item of Collateral. Borrower hereby expressly acknowledges and agrees that various consents, waivers and agreements set forth in any of the Loan Documents, including the Mortgages, were granted in recognition of the foregoing, and that all such waivers, consents and agreements shall apply to each other Loan Document as though set forth therein. In addition to any other consents, waivers and agreements set forth in any of the Loan Documents, and without limiting the foregoing, Borrower agrees that, to the maximum extent permitted by applicable law, Lender may foreclose on or sell (or both sell and foreclose) all properties located in the same state in any one or more counties where any of the properties in that state are located; any personal property located on real property encumbered by a Mortgage may be foreclosed upon in the manner provided for, simultaneously with, and as a part of the proceeding for, foreclosure of the real property; and Borrower hereby waives the benefits of any "one-action rule" of any state which may be applicable to it or to any of the Collateral and waives marshalling of assets for itself and all other parties claiming by, through or under it.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Indemnification. Borrower agrees to protect, defend, indemnify and hold Lender, and its affiliates and its and their officers, directors, employees and agents (an "Indemnified Party") harmless from and against any and all loss, liability, damage, suit, claim, expense, fees and costs (including court costs and attorneys' fees) suffered or incurred by an Indemnified Party in connection with any claim, demand, suit or proceeding brought or asserted by any person other than Borrower arising out of or relating to Lender's entering into or carrying out the terms of this Agreement or being the holder of the Note or any of the Loan Documents or resulting from Borrower's default hereunder, or the transactions contemplated hereby or thereby, including any injury or damage to person or property occurring on or about the Premises, other than any claim, demand, suit or proceeding arising solely as a result of Lender's gross negligence or willful misconduct.

         8.2 Performance by Lender. In the event that Borrower shall at any time fail to duly and punctually pay, perform, observe or comply with any of its warranties, covenants and agreements hereunder or under the Loan Documents or under any other document or instrument given as security for the indebtedness evidenced by the Note, or in the event that Borrower shall otherwise default or permit to exist a Default or Event of Default hereunder or under the Note or any other Loan Document, then and in any such event, Lender may (but shall in no event be required to) make any such payment or perform any such term, provision, condition, covenant or agreement or cure any such Default or Event of Default. Any amounts expended by Lender in so doing shall constitute additional advances hereunder, the payment of which is additional indebtedness, secured by the Loan Documents and shall become due and owing at Lender's demand, with interest at the Default Rate from the date of disbursement thereof until fully paid. The execution of this Agreement by Borrower shall and hereby does constitute an irrevocable direction and authorization to Lender to so disburse such funds.

         8.3 Transfer by Lender. Lender may assign, negotiate, pledge or otherwise hypothecate all or any portion of this Agreement or grant participation herein, or in any of its rights and security hereunder or under any Loan Documents, including the Mortgage and Note and, in case of such assignment, Borrower will accord full recognition thereto and agree that all rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by such assignee with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment. In connection with any such assignment, participation or other transfer, Borrower agrees that Lender may deliver copies to any potential participant or other transferee of all documents, instruments, financial statements and other information from time to time furnished to Lender pursuant to or in connection with this Agreement.

         Borrower shall not assign, attempt to assign or suffer the assignment of its rights under this Agreement either voluntarily or by operation of law.

         8.4 Lender's Actions. The authority herein conferred upon Lender and any action taken by Lender hereunder will be taken by

Lender for its own protection only, and Lender does not and shall not be deemed to have assumed any responsibility to Borrower or to any other person or persons with respect to any such action herein authorized or taken by Lender. No person shall be entitled to rely upon, or claim to have relied upon, any action taken or failed to have been taken by Lender or any of its representatives.

         8.5 Time is of the Essence. Time is of the essence of this Agreement.

         8.6 Waivers. No waiver of any term, provision, condition, covenant or agreement herein contained shall be effective unless set forth in a writing signed by Lender, and any such waiver shall be effective only to the extent set forth in such writing. No failure by Lender to exercise, or delay by Lender in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. No notice or demand on Borrower in any case shall, in itself, entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

         8.7 Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if delivered personally or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or by overnight express courier addressed in the case of Borrower to:

                           Net 2 L.P.
                           c/o The LCP Group L.P.
                           355 Lexington Avenue
                           New York, New York 10017
                           Attn: T. Wilson Eglin

         with a copy to:

                           Battle Fowler
                           280 Park Avenue
                           New York, New York 10017
                           Attn: Robert W. Gelfman, Esq.

         in the case of Lender to:

                           Nations Financial Capital Corporation
                           One Canterbury Green
                           P.O. Box 120013
                           Stamford, Connecticut 06912-4099
                           Attn: Vice President Commercial Real Estate with a copy to:

                           Nations Financial Capital Corporation
                           One Canterbury Green
                           P.O. Box 120013
                           Stamford, Connecticut 06912-4099
                           Attn: General Counsel

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice, provided that no change in address shall be effective until ten (10) days after served or given to the other party in the manner provided above. Any notice given in accordance with the foregoing shall be deemed given when received or when delivery is refused.

         8.8 Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective successors and assigns, except that unless Lender consents in writing, no assignment made by Borrower in violation of this Agreement shall confer any rights on any assignee of Borrower.

         8.9 No Partnership. Nothing herein, in the Mortgage, Note or in any other Loan Document contained, and no action or inaction whatsoever on the part of Lender, shall be deemed to make Lender a partner or joint venturer with Borrower, and Borrower shall protect, defend, indemnify and hold Lender harmless from and against all claims, loss, cost, expense (including attorneys' fees) and damages arising from the relationship between Lender and Borrower being construed as or alleged to be anything other than that of Lender and Borrower.

         8.10 Brokerage Claims. Borrower shall protect, defend, indemnify and hold Lender harmless from and against all loss, cost, liability and expense incurred as a result of any claim or a broker's or finder's fee against Lender or any person or entity in connection with the transaction herein contemplated.

         8.11 Publicity. Lender may publicize the Loan if it so elects but will endeavor to notify Borrower before doing so. Borrower shall not publicize the Loan without the prior written consent of Lender.

         8.12 Documents Satisfactory to Lender. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to Lender shall be in form and substance satisfactory to Lender.

         8.13 Additional Assurances. Borrower agrees that, at any time or from time to time, upon the written request of Lender, it will execute, and, if required, record, file (and pay all fees, taxes or other expenses relating thereto) all such further documents and do all such other acts and things as Lender may reasonably request to effectuate the transaction contemplated herein in accordance with the terms hereof.

         8.14 Entire Agreement. This Agreement, the Exhibits hereto and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the , parties hereto. The commitment letter dated March 29, 1994 from Lender to Borrower is hereby terminated.

         8.15 Severability. If any provisions of this Agreement or the application thereof to any person or situation shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

         8.16 No Third Party Beneficiary. This Agreement is made for the sole benefit of Borrower and Lender, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.

         8.17 Choice of Laws; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT. Borrower irrevocably (a) agrees that any suit, action or other legal proceeding relating to this Agreement or the Loan Documents (other than the Mortgage) may be brought in any federal or state court in Connecticut, at Lender's option; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which such Borrower may have to the laying of venue in any such suit, action or proceeding in either such court; and (d) agrees to join Lender in any petition for removal to either such court. If Borrower is not qualified to do business in Connecticut as a foreign corporation, Borrower hereby irrevocably appoints T. Wilson Eglin, 29 Ralsey Rd., Stamford, Conn. 06902, as its authorized agent ("Agent") in the State of Connecticut to accept on its behalf service of process for purposes of any such suit, action or proceeding. Borrower may appoint a replacement agent in the State of Connecticut provided that said agent shall be reasonably satisfactory to Lender and that Borrower shall deliver to Lender evidence in writing of its irrevocable appointment of said replacement agent and the agent's acceptance thereof. Lender may obtain personal jurisdiction and perfect service of process through the Agent or by any other means now or hereafter permitted by applicable law. In addition, to the extent permitted by law, Lender may obtain personal jurisdiction and perfect service process by delivery of notice in accordance with the provisions of Section 8.7 of this Agreement.

         8.18 Definitions. The following terms are defined in the Sections set forth below:


                                                      Section in
         Term                                        Which Defined
         Agent                                             8.17
         Applicable Laws                                   1.1D
         Beaverton Premises                                A
         Borrower's Obligations                            2.1B
         Capital Reserve Account                           3.1R
         CERCLA                                            6.1B(1)
         Code                                              1.1s
         Columbus Improvements                             A
         Columbus Land                                     A
         Columbus Personal Property                        A
         Columbus Premises                                 A
         Commitment Fee                                    3.1J
         Completion Cost                                   4.3D
         Debt Service Coverage                             3.1T
         Default                                           7.1
         Default Rate                                      2.2A
         Earth City Improvements                           A
         Earth City Land                                   A
         Earth City Personal Property                      A
         Earth City Premises                               A
         Environmental Actions                             6.1D
         Environmental Laws                                6.1B
         ERISA                                             1.1T
         Event of Default                                  7.1
         Expenses                                          3.1Q
         Excess Funds Account                              3.1T
         Future Acquisitions                               4.3
         Future Acquisition Account                        4.1
         Future Acquisition Funds                          4.1
         Gross Income                                      3.1Q
         Hazardous Material                                6.1C
         Highland Improvements                             A
         Highland Land                                     A
         Highland Personal Property                        A
         Highland Premises                                 A
         Improvements                                      A
         Indemnified Party                                 8.1
         Initial Disbursement                              4.2
         Land                                              A
         Lender's Expenses                                 3.11
         Lender's Inspector                                2.2M
         Loan Documents                                    1.1C
         Loan                                              B
         Management Agreement                              1.1W
         Mortgages                                         2.1G
         Net Cash Flow                                     3.1Q
         Net Operating Income                              3.1Q
         Note                                              2.1A
         Period                                            3.1T


         Permitted Exceptions                              1.1G
         Personal Property                                 A
         Premises                                          A
         Proceeds                                          5.1E
         Property                                          6.1A
         RCRA                                              6.1B(1)
         Release Payment                                   4.6
         RICO Related Law                                  4.5
         Seattle Improvements                              A
         Seattle Land                                      A
         Seattle Property                                  A
         Seattle Premises                                  A
         Tempe Improvements                                A
         Tempe Land                                        A
         Tempe Personal Property                           A
         Tempe Premises                                    A
         Tucson Improvements                               A
         Tucson Land                                       A
         Tucson Personal Property                          A
         Tucson Premises                                   A
         Title Company                                     2.2A
         Title Policy                                      2.2A

         8.19 Limitation on Interest. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid to Lender for the use, forbearance, or detention of the money to be loaned under the Note or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the Loan exceed the Maximum Rate (as defined in the Note). If from any circumstances whatsoever fulfillment of any provision hereof or any of such other agreements shall cause the amount paid to exceed the Maximum Rate, then ipso facto, the amount paid to Lender shall be reduced to the Maximum Rate, and if from any such circumstances the Lender shall ever receive interest or anything which might be deemed interest under applicable law which exceeds the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal of the Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Note such excess shall be refunded to Borrower. All sums paid or agreed to be paid to Lender for the use forbearance or detention of the indebtedness of Borrower to Lender shall, to the extent permitted by applicable law, (i) be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness does not exceed the Maximum Rate now or as hereafter amended, throughout the term thereof, (ii) be characterized as a fee, expense or other charge other than interest, and/or
(iii) exclude any voluntary prepayments and the effects thereof. The terms and



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
provisions of this paragraph shall control and supersede every other provision of all agreements between Lender and Borrower.

         8.20 Limitation on Liability. (a) Lender agrees that General Partner,' subject to the imitations and exceptions contained in subsections (b), (c), and
(d) below, shall have no personal liability under this Agreement or any of the Loan Documents, and no deficiency judgment shall be sought or enforced against General Partner. Recourse of Lender shall subject to the limitations and exceptions contained in subsections (b), (c) and (d) below, be limited to, and satisfied exclusively from, the collateral and security provided under the Loan Documents and from Borrower.

         (b) A judgment may be sought, obtained, entered and enforced against General Partner to the extent necessary to preserve or enforce the rights and remedies of Lender in, to or against the collateral and other security provided under the Loan Documents, and nothing contained in this Section shall be construed to limit, prejudice or impair the rights of Lender to enforce its rights and remedies against any property mortgaged, pledged, encumbered, assigned or granted to secure payment or performance under this Agreement and the Loan Documents.

         (c) General Partner shall be personally liable to Lender for Lender's damages (including loss of principal or interest and Lender's attorneys' fees and collection costs) arising out of any of the following circumstances:

                  (i) any diversion of funds in violation of this Agreement or the Loan Documents shall occur, including the (a) misappropriation or misapplication of insurance proceeds or condemnation awards relating to the Premises or other collateral security provided under the Loan Documents, (b) the collection of rents or other income from the Premises or other collateral or security provided under the Loan Documents more than thirty (30) days in advance in violation of the terms and provisions of the Loan Documents, (c) the failure to account for security deposits of tenants or other occupants at the Premises (and interest required by law or agreement to be paid thereon) not turned over to Lender immediately after Lender's demand following the occurrence of an Event of Default, (d) the failure following the occurrence and during the continuance of an Event of Default (retroactive to the date of the default in question) to apply all of the rents or other income from the Premises or other collateral or security provided under the this Agreement or Loan Documents to the payment of the Loan then due and payable and other liabilities of Borrower under this Agreement and the Loan Documents after paying when due and playable all reasonable, ordinary and customary expenses directly incurred for the operation of the Premises, including insurance, taxes, salaries, capital improvements required pursuant to law, and maintenance, which are then due and payable;

                  (iii) fraud;

                  (iv) the making by any one or more of Borrower, General Partner, any affiliate, subsidiary, affiliated and related company of Borrower, or any of the foregoing entities, successors and assigns, in connection with the Loan, of any representation or warranty that was materially incorrect or untrue at the time made;

                  (v) any breach of any of the terms and provisions of Article VI of this Agreement;

                  (vi) the occurrence of a transfer of the Premises in violation of this Agreement or any of the Loan Documents without the prior written consent of Lender or the existence of any liens on the Premises other than those liens which are (A) Permitted Exceptions or
         (B) nonconsensual, do not arise out of the act or omission of Borrower (or any other occupant of the Premises affiliated with Borrower) and are imposed generally on all owners of real estate;

                  (vii) the filing, against Borrower by Borrower, General Partner, Corporate General Partner or an affiliate of Borrower, or the filing by Borrower, of any petition under any case, chapter or proceeding under Title 11 of the United States Code as amended and as it may from time to time be amended and any successor statute; or

                  (vii) waste.

         (d) Nothing contained in this Section shall be construed to release Borrower or General Partner from liability under the indemnifications contained in Sections 3.11, 6.5, 8.1, 8.9, 8.10 or 8.24 of this Agreement or under the General Partner's Agreement.

         8.21 Initial Disbursement. Unless all conditions precedent to Lender's obligation to make the Initial Disbursement of the Loan are satisfied on or before June 3, 1994, Lender may, at its option, terminate its obligations hereunder. In such event, Borrower will remain obligated to pay all of Lender's actual costs and expenses incurred in connection with this Agreement and, in addition thereto, Lender shall retain the entire Commitment Fee.

         8.22 Construction. Borrower and Lender agree that the terms and conditions of this Agreement are as a result of negotiations between the parties and that this Agreement shall not be construed in favor of or against any party by reason of the extent to which any party or its professionals participated in the preparation of this Agreement.

         8.23 Notice of Breach by Lender. Borrower agrees to give Lender written notice of any action or inaction by Lender or any agent or attorney of Lender in connection with this Agreement or the obligations of Borrower under this Agreement or any of the Loan Documents that may be actionable against Lender or any agent or attorney of Lender or a defense to payment of any obligations of Borrower under this Agreement or any of the Loan Documents for any reason, including, but not limited to, commission of a tort or a violation of any contractual duty or duty implied by law. Borrower agrees that unless such notice is given promptly (and in any event within thirty
(30) days after Borrower has knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action or inaction) Borrower shall not assert, and Borrower shall be deemed to have waived, any claim or defense arising therefrom to the extent, but only to the extent, that Lender could have mitigated such claim or defense after receipt of such notice.

         8.24     Expenses; Taxes; Indemnity:

         (1) Without limitation of any other provision hereof, Borrower and General Partner, jointly and severally, agree to pay or cause to be paid and to save Lender harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by Lender from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Loan Documents, (ii) any Borrower requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any Loan Document, including, without limitation, those relating to Future Acquisitions, and (iii) the enforcement or preservation of rights under this Agreement or any other Loan Document (including any such costs or expenses arising from or relating to (A) the creation, perfection or protection of the Lender's lien on any collateral,
(B) the protection, collection, lease, sale, taking possession of, preservation of, or realization on, any collateral, including advances for storage, insurance premiums, transportation charges, taxes, filing fees and the like, (C) collection or enforcement of the Loan or any other amount owing hereunder or thereunder by Lender, (D) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the other Loan Documents, and (E) any environmental matter pursuant to Article VI hereof.

         (2) Borrower agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by Lender to be payable in connection with this Agreement or any other Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and Borrower agrees to save Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions.

         (3) Borrower and, if one or more of the events or conditions described in Section 8.20(c) shall occur, Borrower and General Partner, jointly agree to reimburse and indemnify Lender, its officers, directors, attorneys, and their respective successors and assigns (collectively, "Indemnified Parties") from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of the Loan (and without in any way limiting the generality of the foregoing, including any violation or breach of any Environmental Law or any other law statute, rules or regulation by Borrower or any related entity; any grant of collateral; or any exercise by Lender of any of its rights or remedies under this Agreement or any other Loan Document); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of Borrower and General Partner under this subsection (c), or any other indemnification obligation of Borrower and General Partner hereunder or under any other Loan Document, are unenforceable for any reason, Borrower and General Partner agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

         8.25 Conflict. To the extent that the provisions of this Agreement conflict with the provisions of any of the Loan Documents, the provisions of this Agreement will control.

         8.26 Waiver of Jury Trial. BORROWER AND LENDER EACH WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER AND LENDER ACKNOWLEDGE THAT NO PERSON ACTING ON BEHALF OF ANOTHER PARTY TO THIS AGREEMENT HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL .BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH OF BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT IT HAS BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

         8.27 Acceleration. Any provision herein regarding declaring the Note to be due and payable prior to its stated maturity, or any similar provision, shall refer to declaring the unpaid indebtedness evidenced by the Note to be due and payable and in no event shall unaccrued interest become due and payable. Subject to the provisions of Section 8.19, nothing herein shall be construed as limiting or impairing Lender's right to impose interest at the Default Rate on past due amounts.


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
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day, month and year first above written.

                          NET 2 L.P., a Delaware limited partnership

                                    By:     Lepercq Net 2 L.P., a Delaware
                                            limited partnership, General
                                            Partner

                                    By:     Leper Net 2 Inc., a Delaware
                                            corporation

                                    By: __________________________
                                   Its:     Vice President

                          NATIONS FINANCIAL CAPITAL CORPORATION,
                          a Delaware corporation

                                    By:  __________________________
                                    Authorized Signatory

Exhibit A-1--Legal Description - Earth City Land

Exhibit A-2--Legal Description - Highland Heights Land

Exhibit A-3--Legal Description -Tempe Land

Exhibit A-4--Legal Description - Seattle Land

Exhibit A-5--Legal Description - Columbus Land

Exhibit A-6--Legal Description - Tucson Land

Exhibit A-7--Legal Description - Texas Land

Exhibit A-8--Legal Description - Michigan Land

Exhibit B--Permitted Exceptions

Exhibit C--Schedule of Licenses, Permits and Approvals

Exhibit D--List of Contracts

Exhibit E--Insurance Requirements

Exhibit F--Permitted Materials

Exhibit G-1--Texas Premises Leases

Exhibit G-2--Michigan Premises Leases

Exhibit H--Representation and Warranty Certificate

Exhibit I--Loan Allocation

                                       55